UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant
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AMERICAN WATER WORKS COMPANY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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AMERICAN WATER
WE KEEP LIFE FLOWING®

2024
Proxy Statement

March 26, 2024

Dear American Water Shareholder:

I am pleased to invite you to American Water’s Annual Meeting of Shareholders on Wednesday, May 15, 2024, which will be conducted virtually in order to create a safe, secure and efficient meeting environment and to provide broad meeting access for our shareholders and employees.

The Board is pleased to recognize the Company’s ongoing leadership and successes in a number of key areas. For 2023, the Company delivered strong financial and operating results, driven by continued growth in its regulated businesses from infrastructure investment, acquisitions and organic growth. Also, the Company is focused on transforming its business by continuing to drive efficiencies throughout its operations and processes to benefit our customers. This year’s proxy statement and annual report reflect these efforts, while continuing to provide you with the clear and readable information investors have said they want and appreciate.

The Company’s efforts to support and lead various environmental, social and governance initiatives and actions continue to achieve prestigious recognition. Among others, American Water has been recognized on the 2023 Bloomberg Gender-Equality Index for the fifth consecutive year and has been ranked 18th on Barron’s 100 Most Sustainable U.S. Companies 2023 List. American Water has also earned the U.S. Environmental Protection Agency’s WaterSense® Excellence Award. Finally, in recognition of its support of U.S. military veterans, the Company was honored as a 2023 VETS Indexes 3-Star Employer and earned the 2024 Military Friendly® Gold Employer designation.

The Board of Directors and management continue to work closely together to support transparency and good corporate governance. The Company solicits continual feedback from shareholders as part of its ongoing investor relations and shareholder outreach programs, and the Board highly values the results of this constructive and open dialogue. The Company continues to listen thoughtfully in its engagement initiatives, which provides a source of collaborative feedback for disclosure enhancements that are considered for implementation.

It is important that your shares be represented and your vote counted at the annual meeting. To do so, we encourage you to vote your shares in advance of the meeting by using one of the methods described in the accompanying materials. On behalf of the Board, I thank you once again for your support and ownership of American Water.

Sincerely,

Karl F. Kurz

Board Chair

The 2024 Annual Meeting of Shareholders of American Water Works Company, Inc. (the “Company”) will be held virtually (and not at a physical location) on Wednesday, May 15, 2024, at 10:00 a.m., Eastern time, to consider and take action on the following:

1.

election of the nine (9) director nominees named in the accompanying proxy statement, each to serve until the date of the 2025 Annual Meeting of Shareholders or until their successor has been duly elected and qualified;

2.	approval, on an advisory basis, of the compensation of the Company’s named executive officers;

3.

ratification of the appointment, by the Audit, Finance and Risk Committee of the board of directors, of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024; and

4.	such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting.

To promote shareholder safety and security, and to permit broader shareholder access, American Water has determined to hold its 2024 annual meeting virtually, rather than at a physical location. You will not be able to attend the annual meeting in person. Please see pages 1 and 2 of the accompanying proxy statement for more information on attending virtually, and submitting your questions prior to and during, the meeting.

To be admitted to the meeting, please access the virtual meeting platform on the Internet at

www.virtualshareholdermeeting.com/AWK2024. Shareholders or their legal proxies must log on to the platform by entering the 16-digit control number included on their proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. Online access to the meeting will open approximately 15 minutes prior to the start of the virtual meeting.

To attend the meeting, it is very important that you retain your proxy card, Notice of Availability, or voting instruction form, and all related materials, including your assigned control number, through the date of the meeting.

The Company’s board of directors has no knowledge of any other business to be transacted at the meeting. Only holders of record of shares of the Company’s outstanding common stock as of the close of business on March 18, 2024, are entitled to notice of, and to vote at, the meeting. A list of shareholders of record entitled to vote at the meeting will be available to any shareholder of record for examination beginning 10 days prior to the meeting. Please refer to page 2 of the accompanying proxy statement for more information about accessing the shareholder list before the meeting. The shareholder list will also be available for examination by any shareholder of record during the annual meeting on the meeting platform.

By Order of the Board of Directors,

Jeffrey M. Taylor

Vice President and Secretary

March 26, 2024 ◾ Camden, New Jersey

Your vote is very important, and you have several convenient options to vote your shares. Whether or not you plan to attend the virtual 2024 Annual Meeting of Shareholders, you should read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to your proxy card, voting instruction form or instructions on the Notice of Internet Availability of Proxy Materials you received.

PROXY STATEMENT SUMMARY

This summary highlights information generally contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting your shares. For more complete information regarding the Company’s 2023 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which we refer to in this proxy statement as the 2023 Form 10-K. References and links to websites and other information contained in this proxy statement are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this proxy statement.

ANNUAL MEETING INFORMATION

Wednesday, May 15, 2024 10:00 a.m., Eastern time (online access will open at approximately 9:45 a.m., Eastern time)	The Annual Meeting will be held virtually only (and not at a physical location) at www.virtualshareholdermeeting.com/ AWK2024	Record holders as of March 18, 2024 are entitled to notice of, and to vote at, the Annual Meeting

SUMMARY OF MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

The following table summarizes the items that will be brought for a vote of our shareholders at the meeting, along with the Board’s voting recommendations and the required vote for approval.

AMERICAN WATER | 2024 PROXY STATEMENT	i

OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL RESPONSIBILITY AND GOVERNANCE PRINCIPLES

We consider environmental, social responsibility and governance, or ESG, principles fundamental to our corporate strategy and values. Integration of these principles into our daily operations emphasizes our belief that “how” a company operates is just as important as “what” a company does. We have developed a cross-functional approach that supports and drives our ESG strategy, principles and reporting, which includes the direct involvement and participation of our executive leadership team and oversight from our Board.

Reliably delivering safe, clean and affordable water and wastewater service to customers has been fundamental to our business for decades. We seek to make a positive, sustainable impact in many communities by serving them with our diverse and skilled employees with a goal to meet or exceed service expectations.

Our ESG-focused vision and values drive our company strategy, which is centered on five central themes:

• Our number one focus is the safety of our employees and customers. • Safety is a core value.

•   We strive to maintain an inclusive and equitable environment where our employees positively impact and reflect the communities we serve.

•   By investing in the development of our employees, we seek to create a workplace where they can reach their fullest potential while feeling safe, respected and included.

•   We believe that through growth, we can invest in creating more jobs, enhanced training and benefits, and improved infrastructure, in the communities we serve.

•   Our growing and geographically diverse customer base allows us to invest more in our systems while maintaining customer affordability.

We are committed to providing a superior customer experience based on the belief that every community should be stronger because we are there.

Our operational excellence strategy helps us to find better and more efficient ways to do business and provide safe, clean, reliable, and affordable services for our customers.

We have received a number of recognitions for demonstrating ESG leadership. For example, we have been recognized on the 2023 Bloomberg Gender-Equality Index for the fifth consecutive year, we were ranked 18th on Barron’s 100 Most Sustainable U.S. Companies 2023 List, and we have earned the U.S. Environmental Protection Agency’s WaterSense® Excellence Award. For our efforts in hiring and supporting U.S. military veterans, we were honored as a 2023 VETS Indexes 3-Star Employer and have earned the 2024 Military Friendly® Gold Employer designation.

Highlights of our sustained ESG efforts in 2023 include:

•	Issuance of our seventh biennial Sustainability Report as well as our ESG Data Summary

•	Issuance of our third annual inclusion, diversity and equity, or ID&E, report
•	Independent assurance as to scope 1 and 2 greenhouse gas emissions, and disclosure of estimated material scope 3 emissions

•	Continued alignment of metrics in our cash-based annual performance plan, or APP, with our ESG principles

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•	Ongoing disclosure of key diversity metrics, including as to employees and residential customers, via our DiversityatAW.com website

•	Continued disclosure of EEO-1 employee diversity data
•	Governance and disclosure of our political contribution and lobbying activities, including payments to tax-exempt and 501(c)(4) organizations over a set threshold

•	Inclusion of our director skills and diversity matrix in our proxy materials

DIRECTOR NOMINEES

The following table presents summary information about each of our nine (9) director nominees, as well as their standing committee memberships and positions as of the date of this proxy statement. The table below also discloses the Board’s determination as to the independence of each nominee under the listing standards of the New York Stock Exchange, or the NYSE, relevant rules of the Securities and Exchange Commission, or the SEC, and the Board’s categorical standards for director independence. Each director is elected annually.

Name	Age	Director Since	Occupation	Independent?	Standing Committee Memberships/Position
Jeffrey N. Edwards	63	2018	Vice Chairman, New Vernon Capital (non-executive officer role)	Yes	• Audit, Finance and Risk (Chair) • Nominating/Corporate Governance

Martha Clark Goss	74	2003	Retired Chief Operating Officer and Chief Financial Officer of Amwell Holdings/Hopewell Holdings LLC	Yes	• Audit, Finance and Risk • Executive Development and Compensation
M. Susan Hardwick	61	2022	President and Chief Executive Officer of American Water (our principal executive officer)	No	None

Kimberly J. Harris	59	2019	Retired President and Chief Executive Officer of Puget Energy, Inc. and Puget Sound Energy, Inc.	Yes	• Nominating/Corporate Governance (Chair) • Executive Development and Compensation • SETO

Laurie P. Havanec	63	2022	Executive Vice President and Chief People Officer of CVS Health Corporation	Yes	• Executive Development and Compensation • SETO
Julia L. Johnson	61	2008	President of Net Communications, LLC	Yes	• Executive Development and Compensation • Nominating/Corporate Governance

Patricia L. Kampling	64	2019	Retired Chairman and Chief Executive Officer of Alliant Energy Corporation	Yes	• Executive Development and Compensation (Chair) • Audit, Finance and Risk • SETO

Karl F. Kurz	62	2015	Private investor and Retired Chief Operating Officer, Anadarko Petroleum Corporation	Yes	Non-Executive Board Chair
Michael L. Marberry	65	2022	Retired President and Chief Executive Officer of J.M. Huber Corporation	Yes	• SETO (Chair) • Audit, Finance and Risk • Nominating/Corporate Governance

AMERICAN WATER | 2024 PROXY STATEMENT	iii

BOARD OF DIRECTORS HIGHLIGHTS - BY THE NUMBERS

Presented below are certain key metrics about our director nominees:

DIRECTOR NOMINEE QUALIFICATIONS, EXPERIENCE AND DIVERSITY

The following matrix highlights the key skills, qualifications and experiences, as well as diversity characteristics, of our director nominees. Diversity information is based upon voluntary self-identification.

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AMERICAN WATER 2023 OPERATING PERFORMANCE HIGHLIGHTS

The charts below provide a summary of some of our key operating performance highlights for 2023:

AMERICAN WATER | 2024 PROXY STATEMENT	v

AMERICAN WATER EXECUTIVE COMPENSATION HIGHLIGHTS

We have summarized below key named executive officer, or NEO, compensation highlights for 2023:

• Compensation program is highly correlated to performance and focused on long-term value creation	• Executive equity compensation is weighted significantly toward performance stock units
• Considerable portion of pay is variable, rather than fixed, and is earned solely based on performance without incentivizing excessive risk-taking	• Perquisites and other personal benefits to NEOs are limited principally to executive physicals, Company-paid life insurance benefits and relocation benefits
• Formal CEO goal setting and performance assessment process utilized throughout each year	• Double-trigger change-in-control provision in the 2017 Omnibus Equity Compensation Plan, or the 2017 Omnibus Plan, complements existing provision in Change of Control Severance Policy
• Long-Term Performance Plan, or LTPP, does not include stock options	• The ED&CC was advised by an independent compensation consultant throughout 2023
• Representative, relevant peer group used for total shareholder return, or TSR, performance and compensation benchmarking, and is evaluated annually	• NEOs have reasonable severance arrangements without excise tax gross-ups in the context of a change of control
• Subject all NEO incentive-based compensation to clawback provisions	• Annual advisory vote on executive compensation, and management adopted shareholders’ last recommendation in 2023 to continue this practice
• Executive stock ownership guidelines and retention requirements support alignment with shareholders’ interests by requiring long-term retention of equity ownership	• Our APP includes metrics related to safety, environmental leadership, and diversity, highlighting our commitment to ESG principles

ELECTRONIC DELIVERY OF PROXY MATERIALS

We encourage you to help us conserve natural resources, and to reduce our annual meeting printing and mailing costs, by electing to receive your proxy materials electronically via email. With electronic delivery, you will be notified via email as soon as future proxy materials are available on the Internet and can review and access those materials on any computer, tablet, smart phone or other similar device. You can also continue to vote online or by telephone, whichever is most convenient to you. Electronic delivery also helps eliminate duplicate mailings and reduces the amount of bulky paper documents you receive and maintain in your personal files. Your electronic delivery election will continue each year until you change it. Of course, should you wish to receive these materials in paper format, you may change your election accordingly at any time.

If you would like to elect to receive electronic delivery of our proxy materials:

•	If you hold shares registered in your own name, please contact our transfer agent, Equiniti Trust Company, LLC, or log into your account to enroll. Information on how to contact our transfer agent is provided on page 70 of this proxy statement.
•	If you hold shares in “street name” (through a brokerage firm, trustee, bank, or other financial intermediary or nominee), please follow the instructions provided to you by your broker, trustee, bank or financial intermediary.

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American Water Works Company, Inc.

2024 Proxy Statement

AMERICAN WATER | 2024 PROXY STATEMENT

* * *

This proxy statement contains forward-looking statements based on the Company’s current expectations and assumptions regarding future events and readers are cautioned not to place undue reliance upon them. See “Other Matters—Forward-Looking Statements” beginning on page 72 of this proxy statement for further information regarding forward-looking statements.

We strongly encourage you to help us conserve natural resources and reduce our printing and mailing costs by electing to receive proxy materials electronically via email, rather than in paper form. Please see page 69 of this proxy statement for more information. Your prior election will continue each year until you change it.

AMERICAN WATER | 2024 PROXY STATEMENT

THE AMERICAN WATER ANNUAL MEETING

INFORMATION ABOUT THIS PROXY STATEMENT

Our Board is furnishing this proxy statement in connection with the solicitation of proxies to vote on matters to be submitted at our 2024 Annual Meeting of Shareholders and at any adjournment or postponement of the meeting. The Notice of Annual Meeting, this proxy statement, the accompanying proxy card and our 2023 Annual Report to Shareholders, or the 2023 Annual Report, were first sent or given on or about March 26, 2024, to shareholders of record as of March 18, 2024, which is referred to as the record date.

Throughout this proxy statement, unless the context otherwise requires:

•	references to the “Board” or the “Board of Directors” mean the Board of Directors of American Water Works Company, Inc.
•	references to “common stock” mean the common stock, par value $0.01 per share, of American Water Works Company, Inc.
•	the terms the “meeting,” the “virtual meeting,” the “annual meeting,” or the “2024 Annual Meeting” refer to the virtual 2024 Annual Meeting of Shareholders of American Water Works Company, Inc.
•	references to “we,” “us,” “our,” the “Company” or “American Water” are to American Water Works Company, Inc., without its subsidiaries

DATE AND TIME OF THE VIRTUAL ANNUAL MEETING

The meeting will be held at 10:00 a.m., Eastern time, on Wednesday, May 15, 2024. The meeting will be held solely in a virtual audio-only format accessible through the virtual meeting website, at www.virtualshareholdermeeting.com/AWK2024.

You will need the 16-digit control number set forth on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form, as applicable, to vote or submit an appropriate question during the virtual annual meeting. Therefore, it is very important that you retain your proxy card, Notice of Availability or voting instruction form, and the related materials, including your assigned 16-digit control number, through the date of the annual meeting.

If you lose or misplace your 16-digit control number, please contact our Investor Relations team, at (856) 566-4005. All members of the public, including shareholders who have lost or misplaced their control number, will be able to access the meeting via the virtual meeting site as a guest; however, guest attendees will not be able to vote their shares on the virtual meeting platform or submit appropriate questions.

An audio webcast will be archived and available for 30 days after the meeting on our Investor Relations website at ir.amwater.com.

ATTENDING THE VIRTUAL ANNUAL MEETING

The health and safety of our shareholders, directors, officers, employees, other attendees, and the public at large, is American Water’s most important concern. To promote shareholder safety and security, and to permit broader shareholder access to the meeting, we are holding the meeting solely via remote communications, also known as a “virtual meeting,” rather than at a physical location. You will not be able to attend the meeting in person. However, this virtual meeting format will provide shareholders with an opportunity to participate in the meeting as they would at an in-person meeting. Instructions on how to attend and participate in the virtual meeting, as well as how to obtain technical and general support on the day of the meeting, will be available at www.virtualshareholdermeeting.com/AWK2024.

Shareholders may submit questions in advance of the meeting before 11:59 p.m., Eastern Time, on

AMERICAN WATER | 2024 PROXY STATEMENT	1

Tuesday, May 14, 2024, by going to www.proxyvote.com, entering your 16-digit control number set forth on your proxy card, Notice of Availability or voting instruction form, as applicable, and following the instructions to submit a question.

Shareholders may also submit questions once they have been admitted to the meeting as a shareholder. To do so, please access the virtual meeting platform at www.virtualshareholdermeeting.com/AWK2024 via the Internet. Shareholders or their legal proxies must enter the 16-digit control number found on the shareholder’s proxy card, voting instruction form or other proxy materials. You will need a computer or a web-enabled phone, tablet or other device, together with appropriate Internet access and your control number. Online access to the meeting will open approximately 15 minutes prior to the start of the meeting to permit you time to access and log into the virtual meeting platform. Your ability to be admitted to the meeting is also subject to potential capacity limits set by the virtual meeting platform provider.

Once admitted to the meeting as a shareholder, attendees may:

•	listen to and participate in the meeting;
•	submit appropriate questions germane to the matters to be voted on at the meeting;
•	submit a vote or change a previously submitted vote; and
•	during the meeting, view a list of shareholders of record as of the record date.

Members of the public, including shareholders who do not have their 16-digit control number, will be able to access the meeting in listen-only mode by visiting www.virtualshareholdermeeting.com/AWK2024. Shareholders and other persons without a 16-digit control number will not be able to otherwise participate in, vote at, or submit appropriate questions at, the meeting.

We intend to answer at the meeting, as time permits, properly submitted questions that are germane to the matters to be voted on at the meeting. However, we reserve the right to exclude any question that is (i) not pertinent to meeting matters, (ii) duplicative of another question; (iii) derogatory, inappropriate or in bad taste as determined under our rules of conduct for the meeting; (iv) related to pending or threatened litigation or personal grievances, or (v) otherwise excludable under the meeting’s rules of conduct.

No recording of the meeting by participants will be permitted.

SHARES ENTITLED TO VOTE

All shareholders of record as of the record date are entitled to vote at the meeting. As of the close of business on the record date, 194,821,800 shares of our common stock were outstanding. Each outstanding share of common stock entitles the holder of record to one vote on each matter submitted to the vote of shareholders at the meeting. Holders of our unvested restricted stock units, or RSUs, and unvested performance stock units, or PSUs, as well as holders of awards as to which the receipt of underlying common stock has been deferred, are not entitled to vote any shares of common stock underlying those awards at the meeting.

Under our Amended and Restated Bylaws, the holders of a majority of the outstanding shares of our common stock at the close of business on the record date must be present at the meeting, either virtually or by proxy, to constitute a quorum and to transact business at the meeting. Abstentions and broker non-votes are included in the determination of shares present at the meeting for quorum purposes. See “— How to Vote Shares Held in Street Name” on page 4 of this proxy statement for more information on “broker non-votes.”

SHAREHOLDER LIST

If you are a shareholder of record, and you wish to examine the list of shareholders during the 10-day period preceding the annual meeting, please email your full legal name, address and daytime telephone number and a request to examine the shareholder list, to our Secretary at contacttheboard@amwater.com. You will be contacted by telephone or email to arrange for you to access the list.

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MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

The following table describes the items to be brought for a vote of our shareholders at the meeting, the vote required for adoption of each proposal, the treatment of abstentions and broker non-votes for each matter, and the Board’s voting recommendation as to each matter:

HOW TO VOTE SHARES REGISTERED IN YOUR OWN NAME

If you own shares that are registered on our books and records in your own name, you can vote your shares in any of the following ways:

AMERICAN WATER | 2024 PROXY STATEMENT	3

The internet and telephone voting for shareholders of record will close at 11:59 p.m., Eastern Time, on Tuesday, May 14, 2024.

Your signed proxy card, or the proxy you grant via the Internet or by telephone, will be voted in accordance with your instructions. If you return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, your shares will be voted:

•	“FOR” the election of each of the Board’s nine director nominees
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment and discretion of the person exercising the proxy on any other matter properly presented at the meeting and any adjournment or postponement thereof.

If you wish to vote your shares virtually at the meeting, you may vote online during the meeting at www.virtualshareholdermeeting.com/AWK2024, entering your 16-digit control number, and following the on-screen instructions.

If you received more than one proxy card or Notice of Availability, your shares are likely held in more than one account, registered in different names or registered with different addresses. You must separately vote the shares shown on each proxy card or Notice of Availability that you receive in order for all of your shares to be voted at the meeting. For more information regarding the Notice of Availability, please see “Communications, Shareholder Proposals and Company Information—Delivering Proxy Materials Through Electronic Means” on page 69 of this proxy statement.

HOW TO VOTE SHARES HELD IN STREET NAME

If you hold shares through a brokerage firm, trustee, bank, or other financial intermediary or nominee, which is known as holding shares in “street name,” you will receive a voting instruction form from that broker, trustee, bank or other financial intermediary or nominee, each of which we refer to as an “intermediary.” The form will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.

If your shares are held in street name and you want to vote on Proposals 1 or 2, you MUST indicate how you wish your shares to be voted. The broker will vote shares held by you in street name in accordance with your voting instructions, as indicated on your signed voting instruction form or by the instructions you provide via the Internet or by telephone. Absent such instructions, NYSE rules prohibit a broker from exercising discretion to cast a vote with respect to your shares. In that case, a proxy submitted by the broker with respect to your shares would indicate that the broker is unable to cast a vote with respect to the matter, which is commonly referred to as a “broker non-vote.”

Under NYSE rules, Proposal 3 is considered a “routine matter,” and thus a broker would be permitted in its discretion to cast a vote on that proposal as to your shares in the event that you do not provide the broker with voting instructions. Accordingly, if your shares are held in street name, it is important that you provide voting instructions to the intermediary so that your vote will be counted.

If you received more than one voting instruction form or Notice of Availability, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately follow the foregoing voting procedures for each voting instruction form or Notice of Availability that you receive in order for all of your shares to be voted at the meeting.

If you hold shares in street name and wish to vote your shares virtually at the meeting, you may vote online during the meeting by visiting www.virtualshareholdermeeting.com/AWK2024, entering your 16-digit control number, and following the on-screen instructions. The availability of online voting may depend on your intermediary’s specific voting procedures. Please contact your intermediary for information.

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REVOKING OR CHANGING A PROXY

If you own shares in your own name (including shares you may hold through American Water Stock Direct, our dividend reinvestment and direct stock purchase plan), you may revoke any prior proxy, regardless of how your proxy was originally submitted, by:

•	sending a written statement to that effect to our Secretary, which must be received by us before the meeting;
•	submitting a properly signed proxy card dated a later date;
•	submitting a later dated proxy via the Internet or by telephone; or
•	attending the meeting virtually and voting your shares at the meeting.

Please see “Communications, Shareholder Proposals and Company Information—Contacting Us or Our Transfer Agent” on page 70 of this proxy statement for more information on providing our Secretary with written notice and “—Attending the Virtual Annual Meeting” beginning on page 1 of this proxy statement regarding the requirements for attending the virtual meeting.

If you hold shares in street name, you should follow the instructions provided on the voting instruction form you received from the intermediary or contact the intermediary for instructions on how to change your vote.

AMERICAN WATER | 2024 PROXY STATEMENT	5

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS

As of the date of this proxy statement, the Board is comprised of nine members, consisting of eight independent directors and M. Susan Hardwick, our President and Chief Executive Officer.

The Board held 10 meetings during 2023. During the period in 2023 for which each incumbent director served as such, each such director attended at least 75 percent of the combined number of Board meetings and meetings of the Board committees on which such director served. The average attendance during 2023 for all Board members was 96.1 percent.

The Board has adopted an attendance policy, set forth in our Corporate Governance Guidelines, under which attendance, whether in person or by remote communication, is expected at all Board and committee meetings, except for absences previously excused by the Board Chair or the Chair of the Nominating Committee, due to extraordinary circumstances. All members of the Board are expected to attend the annual meeting of shareholders, except for absences due to unavoidable or extenuating circumstances. All of the directors then on the Board virtually attended the 2023 annual meeting of shareholders.

At most regularly scheduled meetings, the Board meets in executive session, without members of management present. Our independent, non-executive Board Chair presides over these sessions.

BOARD REVIEW OF RELATED PERSON TRANSACTIONS

The Board has approved a Related Person Transaction Policy, which serves to identify, review and approve transactions involving related persons. This policy supplements our Code of Ethics by prohibiting transactions with related persons unless specifically exempt or prior written approval is granted as discussed below. Related person transactions are non-exempt transactions, relationships or arrangements in excess of $120,000 in which American Water or any subsidiary was or is to be a participant and a related person had or will have a direct or indirect material interest. For purposes of this policy, a “related person” is:

•	an executive officer or director of the Company;
•	a beneficial owner of more than five percent of our common stock; or
•	an immediate family member (as defined by the policy) of any of the foregoing.

Approval of a related person transaction may only be granted in writing in advance by the disinterested members of either the Board or the Audit, Finance and

Risk Committee. Before any related person transaction is approved, the following factors, among others, are to be considered:

•	the purpose, and the potential benefits to American Water, of the transaction;
•	the related person’s interest in the transaction;
•	the dollar value of the transaction or the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction is to be undertaken in the ordinary course of business of American Water; and
•	whether the transaction is on terms more favorable to American Water than a transaction with an unrelated third party.

Approval of a related person transaction under the policy will be granted only if it is determined that, under all of the circumstances, the transaction is in the best interests of American Water and only so long as those interests outweigh any negative effects that may arise from permitting the transaction to occur.

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BOARD COMMITTEES

As of the date of this proxy statement, the Board has four separately designated standing committees:

Each standing committee has a charter that governs its operations and sets forth each such committee’s duties and responsibilities. A copy of each such committee’s charter is available on our Investor Relations website at ir.amwater.com and can also be obtained, free of charge, by sending us a written request. See “Communications, Shareholder Proposals and Company Information—Contacting Us or Our Transfer Agent” on page 70 of this proxy statement.

As needed, each standing committee sets a time to meet in executive session without management present. The ED&CC has its independent compensation consultant present in regular or executive sessions. The Audit, Finance and Risk Committee meets regularly in separate executive sessions with, among others:

•	our Senior Vice President of Internal Audit;
•	our General Counsel and/or our Chief Compliance Officer; and
•	representatives of our independent registered public accounting firm.

Also, each standing committee has the authority to retain outside advisors, including legal counsel or other experts, as it deems appropriate in its sole discretion and to approve the fees and expenses associated with such advisors.

The membership of each of the standing Board committees as of the date of this proxy statement, including the number of committee meetings held during 2023, are set forth in the table below:

AMERICAN WATER | 2024 PROXY STATEMENT	7

A description of each of our standing committees as of the date of this proxy statement, together with its primary responsibilities, is provided below.

•   Coordinates oversight of financial planning and reporting

•   Discusses policies with respect to risk assessment and enterprise risk management, major financial risk exposures and the monitoring and control thereof

•   Coordinates oversight of operational risk management with the other committees and the Board

•   Represents and assists the Board in fulfilling its responsibility to oversee:

▪  the quality and integrity of our financial statements;

▪  the adequacy and effectiveness of our system of internal controls;

▪  our compliance with legal and regulatory requirements;

▪  our independent auditor’s qualifications and independence;

▪  the performance of our internal audit function and that of our independent auditor;

▪  issues regarding accounting principles, including changes in accounting and auditing principles and practices;

▪  our risk assessment and risk management strategy; and

▪  our financial policies and significant financial decisions

•   Has sole authority and responsibility to appoint, compensate, retain, terminate and oversee our independent auditor

•   Monitors, reviews and evaluates our:

▪  financial forecasts, financial condition and anticipated financing requirements;

▪  capital structure, including transactions involving debt and equity securities, and related credit ratings;

▪  cash management and capital expenditure plan and strategies;

▪  dividend payment policy; and

▪  investment performance of benefit plan assets and investment guidelines

•   Exercises Board authority as to long-term debt issuances and related guarantees and support obligations

•   Reviews internal controls with respect to information and technology systems, security management systems and cybersecurity that could have a significant impact on our financial statements

•   Recommends to the Board actions with respect to our directors’ and officers’ liability insurance programs

•   Adopts, and oversees the enforcement of, our Code of Ethics

•   No less frequently than every two years, reviews and approves the Internal Audit Charter, including any amendments thereto, and approves the internal audit plan

•   Establishes and reviews our overall compensation philosophy

•   Reviews and recommends to the Board the compensation of the CEO and related goals and objectives, and reviews the CEO’s performance

•   Approves compensation paid to our Section 16 officers and oversees benefit plans and programs with respect to our Section 16 officers

•   Reviews and makes recommendations to the Board regarding our equity-based compensation plans, and takes actions thereunder as required by the plans

•   Reviews and approves performance-based cash compensation plans in which the CEO and the CEO’s direct reports participate

•   Reviews periodically our executive compensation programs to determine whether they are properly coordinated and implemented and achieving their intended purpose

•   Reviews and recommends to the Board compensatory contracts or other similar transactions, contracts and arrangements with the CEO, COO and CFO, and approves such transactions, contracts and arrangements with respect to other current or certain former Section 16 officers

•   With input from the Board, oversees the process for executive succession planning, other than for the CEO

•   At least annually, reviews and assesses our human capital management and ID&E programs, culture and related engagement, and organizational/leadership development plans and programs, and programs to identify, attract and retain high-potential employees

•   Reviews a risk assessment of our compensation policies and practices and makes appropriate recommendations to the Board

•   Reviews and recommends to the Board the creation or revision of any compensation recoupment policy applicable to the Board or Section 16 officers

•   Reviews and monitors employee retirement and other benefit plans

•   Establishes, periodically reviews and approves stock ownership guidelines and retention requirements

•   Reviews and recommends to the Board the form and amount of director and Board Chair compensation at least every two years

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•   Represents and assists the Board in overseeing and reviewing:

▪  our employee and public safety policies and practices;

▪  our environmental policies and practices, including water quality and conservation and climate variability;

▪  our technology policy, strategy and governance, including with respect to physical security and cybersecurity, the customer experience and major technology projects; and

▪  operational performance and risk exposure and mitigation strategies not covered by another committee of the Board

•   Reviews physical security and cybersecurity threat assessments, emerging issues and related initiatives

•   Coordinates with the Audit, Finance and Risk Committee on matters related to cybersecurity risk

•   Reviews and monitors:

▪  significant environmental strategies and policy and planning of environmental issues of interest to the Company;

▪  compliance with environmental laws and regulations; and

▪  environmental performance in regards to Company metrics

•   Establishes criteria for the selection of new director candidates

•   Identifies qualified director nominees and recommends their election to the Board

•   Conducts appropriate background and qualification inquiries into director nominees

•   Reviews and makes recommendations on the composition and size of the Board

•   Recommends directors to serve as Board Chair and on Board committees

•   Establishes, monitors and recommends the structure, membership and operations of each committee of the Board and the creation or elimination of committees

•   Oversees the annual evaluation of each director and the Board as a whole

•   Develops and recommends to the Board amendments to its Corporate Governance Guidelines, and annually assesses their adequacy

•   Considers and makes recommendations on questions of director independence

•   Reviews the adequacy of our certificate of incorporation and bylaws

•   Oversees our continuing director education program

•   Oversees, with input from the Board Chair and the current CEO, the process of CEO succession planning

•   Recommends to the Board whether to accept or reject a director resignation upon failing to receive a majority vote of the shareholders

Under the terms of its charter, the ED&CC has delegated authority to certain committees comprised of members of management to perform fiduciary, asset administration, and other administrative activities with respect to certain of the Company’s retirement and other benefit plans. Also, as authorized by the terms of the 2017 Omnibus Plan, the ED&CC has delegated authority to the CEO to grant awards under the 2017 Omnibus Plan to Company employees who are not Section 16 officers, subject to an annual maximum number of shares that may be awarded utilizing this delegated authority.

In addition, the Board has designated an Emergency Executive Committee as a non-standing committee of the Board comprised of the Board Chair, as chair, and the chairs of each of the Board’s standing committees as other members, to provide for Board action in the event of an emergency or other time-sensitive matter, as determined by the Board. The Emergency Executive Committee is authorized to act on behalf of the Board as to any matter, except as to matters that cannot be delegated to a committee under Delaware law. During 2023, the Emergency Executive Committee met one time.

BOARD LEADERSHIP STRUCTURE

Since February 2, 2022, Ms. Hardwick has served as our President and Chief Executive Officer and a member of our Board. Mr. Kurz has served as our Board Chair since May 11, 2018.

In accordance with our Corporate Governance Guidelines, the Board Chair is an independent director. We believe that the oversight function of a board of directors is enhanced when an independent director, serving as board chair, is in a position to set the agenda for, and preside over, meetings of the board of directors. We also believe that our leadership structure enhances the active participation of our independent directors.

AMERICAN WATER | 2024 PROXY STATEMENT	9

The Board Chair is responsible for:

•	setting the agenda for meetings of the Board, and presiding over Board meetings at which the Board Chair is present;
•	coordinating the work of the Board committees;
•	overseeing the distribution of materials by our Secretary to the members of the Board;
•	serving as the independent director primarily responsible for Board consultations and communications between the Board and shareholders; and
•	performing such other duties as the Board may, from time to time, require to assist it in the fulfillment of its duties.

If the Board Chair ceases to be an independent director, the Board shall select another Board Chair from among the members of the Board who are determined by the Board at that time to be independent directors. The Board Chair is selected, and may be removed from that position at any time, by a majority of the members of the Board.

BOARD ROLE IN RISK OVERSIGHT

One of the responsibilities of the Board is the oversight of our risk management activities, which is discharged by the Board as well as through the Audit, Finance and Risk Committee, the ED&CC and the SETO Committee. In discharging this responsibility, the Board and these committees, with the assistance of management, monitor and evaluate our major enterprise risks and oversee and monitor the design and implementation of guidelines and programs to manage these risks.

Our management has overall responsibility for conducting risk assessments and risk management strategy and programs. Our Enterprise Risk

Management Committee, consisting of various Company executives, as well as certain functional and business unit employees and leaders, oversees enterprise risk management activities. The Enterprise Risk Management Committee meets at least four times a year. The Enterprise Risk Management Committee’s areas of focus include competitive, economic, operational (including physical security and cybersecurity), financial (including accounting, internal audit, credit, liquidity and tax), legal, compliance, regulatory, health, safety and environmental, political and reputational risks.

Audit, Finance and Risk Committee Role

The Audit, Finance and Risk Committee is responsible for assisting the Board in overseeing the Company’s accounting and disclosure controls, the design and performance of the internal audit, ethics and compliance functions, and the enterprise risk management process, including risk assessments and risk management strategy. The Audit, Finance and Risk Committee also has direct authority over the Company’s independent registered public accounting firm.

In performing these responsibilities, the Audit, Finance and Risk Committee reviews, at least annually, with management our major financial and operational risk exposures, including any risk concentrations and risk interrelationships, the magnitude and the likelihood of occurrence of risk, and management’s activities to monitor and control these exposures. This committee also reviews our major financial risks, including credit, liquidity, market and funding risks. The Audit, Finance and Risk Committee coordinates oversight of operational risk management, including with respect to cybersecurity risks, with the SETO Committee. The Audit, Finance and Risk Committee also oversees our insurance risk management policies and programs and makes recommendations to the Board regarding the structure and renewal of our directors’ and officers’ liability insurance program.

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Executive Development and Compensation Committee Role

The ED&CC assesses potential risks related to our compensation policies and practices. Management conducts and presents to the ED&CC for its review an annual risk assessment of our executive compensation, with a particular focus on performance-based compensation. For 2023, this risk assessment was directly supported by our internal enterprise risk management function and our Enterprise Risk Management Committee, and included an in-depth review of the risks associated with our compensation and variable pay programs, employing a risk identification methodology that is used throughout the business. In May 2023, an update of this risk assessment for 2022 was reviewed with the ED&CC. This assessment sought to identify whether features of our compensation policies or practices are reasonably likely to have a material adverse effect on the company.

The risk assessment conducted by management found that our existing short-term and long-term compensation is coupled with compensation design elements and other controls that discourage decision-making focused solely on compensatory consequences. These design elements and controls include, among other things:

•	use of both financial and non-financial metrics that avoids over-emphasis on a single metric;
•	oversight and approval of compensation decisions by the ED&CC and its retention of an independent compensation consultant;
•	centralized data reporting platforms which permit information to be collected, reviewed and verified in compliance with internal policies;
•	transparency as to the design, management and execution of our executive compensation program, including disclosures in our proxy statement and other required SEC filings;
•	significant internal review of financial and operational performance metrics and performance reviews during the year regarding the operation of our business, as well as an audit of our financial statements by our independent registered public accounting firm; and
•	a compensation recovery policy that at the time required repayment of incentive compensation in the event of a material restatement of our financial statements under specific circumstances.

On the basis of management’s review of our executive compensation programs, management concluded, and advised the ED&CC, that no significant risks have been identified and that it does not believe it is reasonably likely that the compensation policies, practices or programs could have a material adverse effect on American Water. It is currently anticipated that the risk assessment for 2023 will be completed and reviewed with the ED&CC in May 2024.

SETO Committee Role

The SETO Committee reviews and monitors operational risk exposure and risk mitigation strategies with the Audit, Finance and Risk Committee and the Board. In performing these responsibilities, the SETO Committee reviews management’s processes for assessing business continuity risks and developing related contingency planning. The SETO Committee also reviews physical and cybersecurity preparedness and threat assessments, is updated on emerging issues and our related responses and initiatives, and coordinates with the Audit, Finance and Risk Committee and the Board on matters related to cybersecurity risk. The SETO Committee reviewed and recommended the inclusion of the description of our cybersecurity program in our 2023 Form 10-K.

BOARD ROLE IN SUCCESSION PLANNING

The Corporate Governance Guidelines provide that a primary responsibility of the Board is planning for the succession of our CEO and other executive officers. The goal of our succession planning process is to identify executive talent at the Company and provide for continuity of effective leadership that can fulfill the long-term requirements of our business. The Corporate

Governance Guidelines contemplate a collaborative effort between the Board (and certain of its committees) and the CEO; however, the Board retains full responsibility for the selection of the CEO.

Specifically, the Corporate Governance Guidelines provide that the CEO annually submits to the Board for

AMERICAN WATER | 2024 PROXY STATEMENT	11

its review a succession plan for the CEO and other executive officers. The succession plan includes a determination of key competencies and desired experiences for the particular role, an identification and assessment of internal candidates, development plans for internal candidates and, as appropriate, identification of external candidates. The criteria used to assess potential CEO candidates are formulated by the Board based on the Company’s business strategies, and include the candidates’ experience, as well as strategic and leadership qualities. The Board’s deliberation on CEO succession shall include an emergency succession plan which addresses temporary delegation of authority if an unforeseen event such as death or disability occurs that prevents the CEO from continuing to fulfill the role. The Board may review executive development and succession planning more frequently as it deems appropriate.

Consistent with its responsibilities as described in this section, the Board has delegated the day-to-day responsibility for the process of providing a slate of CEO succession candidates for consideration by the Board to the Nominating Committee, with input from the Board Chair and the current CEO. The Board also has delegated authority to the ED&CC to collaborate with the CEO to ensure that processes are in place for succession planning and development with respect to other executive officers.

As a practical matter, consideration of executive succession planning (especially for the CEO role) occurs throughout the year at Board meetings and involves regular interaction between and among the Board, the President and Chief Executive Officer, the Executive Vice President, Chief Human Resources Officer, and other members of management, as appropriate.

LIMITATIONS ON ADDITIONAL BOARD SERVICE

The Board’s Corporate Governance Guidelines limit the service of Board members as directors of other public companies. Commonly referred to as “overboarding” provisions, the primary purpose of these limitations is to ensure that each director can devote sufficient time to perform their duties as a member of the Board.

Under these provisions, a director may not serve on the board of directors of more than four public companies, including American Water, and a director who is an executive officer of a public company, including American Water, may not serve on the board of directors of more than two public companies, including American Water. A director may not serve on the audit committee of more than two public companies, excluding American Water, without the prior approval of the Nominating Committee.

Also, for any potential board service not prohibited by these limitations, directors are required to advise and obtain the approval of the Nominating Committee chair in advance of accepting an invitation to serve on a for-profit board. Prior to approving such service, the Nominating Committee chair will review the proposed relationship for potential conflicts of interest and time demands, considering such facts as the chair deems relevant, including industry or operations of the other company and whether service on a greater number of boards would impair the director’s ability to serve effectively on the Board.

BOARD REFRESHMENT AND DIRECTOR TENURE

The following graphic depicts the tenure of our Board nominees as of the date of this proxy statement:

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As represented by the director tenure graphic above and evidenced by our actual Board refreshment over the past few years, we seek to maintain a continual balance of directors with historical and institutional knowledge and experience coupled with new directors who have more recently joined the Board. While we believe the current and proposed size and composition of the Board are appropriate, the Board continually devotes substantive attention and focus on Board succession planning and activities to meet the Board’s future needs.

Our Corporate Governance Guidelines do not impose term limits on the service of our directors. The Nominating Committee reviews annually each director’s continuation on the Board, which allows each director the opportunity to confirm their desire to continue as a director and provides the Board an opportunity to replace directors who no longer wish to remain on the Board. Also, the Nominating Committee periodically assesses the quality and efficacy of our Board tenure and refreshment policies, including based on feedback received from our shareholder outreach program (described in more detail below).

Our Corporate Governance Guidelines generally restrict a non-employee director who has reached their 75th birthday prior to the date of our annual meeting of shareholders from being nominated for re-election to the Board. However, the Board may, in special circumstances and where deemed in the best interests of the Company, grant an exception to this policy on an annual basis. The Board must determine to make a special exception prior to each ensuing term of a director for which the special exception will be applicable. There are no director nominees standing for election at the annual meeting who are 75 years of age or older.

SHAREHOLDER OUTREACH

During 2023, our Investor Relations team, together with key executives and management, engaged with over 250 investors. In addition, our Corporate Secretary and Investor Relations teams jointly led a shareholder outreach program focused on corporate governance, executive compensation, ESG and sustainability, ID&E, shareholder disclosure and related topics. Through this outreach program, now in its tenth consecutive year and held both during and after proxy season, shareholders who beneficially owned, in the aggregate, approximately 52 percent of our common stock, as well as leading proxy advisory firms, were contacted. The purpose of this outreach program is to better identify and understand the relevant topics that were most important to our shareholders. Through these sessions, we:

•	discussed topics of interest to our shareholders;
•	solicited shareholder viewpoints;
•	conveyed our views on those topics; and
•	gained a better understanding of areas of mutual consensus.

We received overall positive feedback regarding, among other things: our corporate governance framework, our Board composition, our proxy statement disclosures, our compensation practices, our commitment to ESG, including racial equity and justice, and our political contribution and lobbying governance and disclosure. Also, shareholders expressed appreciation for our willingness to seek their views, and more importantly, the desire to establish an ongoing dialogue with them. Shareholders also encouraged us to continue to make voluntary disclosures, including summaries of our key initiatives that will help them better understand our policies, procedures and how we run the business. The input and insight gleaned from our shareholder outreach program is shared with management and our Board.

We intend to continue to engage regularly with shareholders and proxy advisory firms to solicit their input, and we give careful consideration to the feedback we receive. We also use this outreach to consider meaningful avenues to respond to appropriate suggestions for further enhancement to our corporate governance standards and practices.

AMERICAN WATER | 2024 PROXY STATEMENT	13

GOVERNANCE POLICIES AND PROCEDURES

Our Code of Ethics applies to our directors, officers and employees and is designed to promote, among other things:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest in personal and professional relationships, and deter wrongdoing or even perceptions of wrongdoing;
•	full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file;
•	accountability for adhering to the Code of Ethics; and
•	compliance with applicable governmental laws, rules and regulations.

Our Code of Ethics provides for the prompt internal reporting of violations to an array of appropriate persons and confidential treatment of the reporting person, to the extent possible, during a compliance investigation. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer or controller (or persons performing similar functions) by making disclosures concerning such matters available on the Investor Relations page of our website.

We have also adopted an Anti-Corruption & Anti-Bribery Policy that reinforces our commitment to working ethically and maintaining the highest level of integrity when conducting business on behalf of the Company. This policy promotes truthful and transparent conduct in our interactions with our business partners, governmental agencies and government officials. We have a long-standing commitment to compliance with all applicable anti-corruption laws, and bribes, kickbacks, and other similar payments to or from third-parties are prohibited.

Our Corporate Governance Guidelines set out principles by which the Board will operate and execute its responsibilities in accordance with our Restated Certificate of Incorporation, our Amended and Restated Bylaws, the listing standards of the NYSE, and applicable laws.

Current copies of our Code of Ethics, Anti-Corruption & Anti-Bribery Policy and Corporate Governance Guidelines are available on our Investor Relations website at ir.amwater.com and can also be obtained by sending us a written request. See “Communications, Shareholder Proposals and Company Information—Contacting Us or Our Transfer Agent” on page 70 of this proxy statement.

PROXY ACCESS

Our Amended and Restated Bylaws include a proxy access provision pursuant to which any eligible shareholder, or eligible group of up to 20 shareholders, owning three percent or more of our common stock continuously for a three-year period and through the date of the next annual meeting of shareholders may, subject to certain limitations and conditions, nominate and include in our proxy materials for that annual meeting of shareholders, a number of director nominees not to exceed the greater of (a) two directors or (b) 20 percent of the directors then serving on the Board (rounded down to the nearest whole number).

POLITICAL CONTRIBUTION POLICY

As a company whose regulated operations can be significantly impacted by public policies, we participate responsibly in the political process and make reasonable political contributions consistent with all applicable laws and reporting requirements. We also hold memberships in a variety of industry, trade and business associations, which enable us to understand the views of others and obtain feedback on our positions.

As part of our commitment to good governance principles and transparency, we maintain a Political Contribution Policy that requires that our political contributions, which we define as direct contributions or expenditures (in cash or in kind) to a political party, a candidate for an elected office or a candidate’s political campaign, or a political action committee, or PAC, (subject to the exclusions referenced below) be made only:

•	by the American Water Works Company, Inc. Employee Federal PAC, referred to as the Federal PAC; or

14	AMERICAN WATER | 2024 PROXY STATEMENT

•	to, or through, a PAC sponsored by or associated with one of our subsidiaries or lines of business, referred to as a Subsidiary PAC.

Political contributions, as defined under this policy, do not include amounts spent in connection with a core business function, such as a water or wastewater system acquisition, defense of a condemnation action filed against us, or other activities that impact or affect the operation of our business, unless made to support a political party, a candidate for an elected office or a political campaign. Also, a payment to a trade association or tax-exempt organization (other than a PAC, a Section 527 organization, or a similar entity) is not a political contribution under this policy, even if any portion of the payment is used for political purposes.

All political contributions by the Company must be approved in advance by our CEO. Political contributions by the Company’s subsidiaries must first be approved by the subsidiary’s or line of business’s president, or similar officer. This pre-approval requirement does not apply to contributions by the Federal PAC or a Subsidiary PAC, which are governed by the PAC’s own charter, policies and procedures. Our Political Contribution Policy does not regulate or apply to our employees’ own political contributions.

Since 2019, we have disclosed annually on our website, within 180 days after the end of the preceding fiscal year, the following information regarding our political contributions:

•	the payor, recipient, date and amount of each direct political contribution (as defined under the
Political Contribution Policy) made, and the title of the person approving it;
•	the payor, recipient, date and amount of each political contribution made by the Federal PAC and each Subsidiary PAC; and
•	the payor, recipient and amount of each payment made to a trade association or tax-exempt organization (including Section 501(c)(4) organizations) during the last fiscal year, which, individually or in the aggregate, exceeded $50,000, if the association or organization provided a written statement that some or all of our payments were used for non-deductible political, electioneering or lobbying purposes, as well as the amount reported by the association or organization as attributable to these non-deductible activities.

Our governance and disclosure efforts regarding political contributions continue to be recognized by the Center for Political Accountability’s CPA-Zicklin Index, which for 2023 placed us in the second quartile among all of the S&P 500 companies.

The Nominating Committee reviews and evaluates the efficacy of our Political Contribution Policy at least annually and reviews and recommends to the Board for approval in advance the public disclosures required by the policy. The policy and our political contribution disclosures are available through our Investor Relations website at ir.amwater.com.

LOBBYING EXPENDITURES

We value our relationships with government officials and our interactions with them comply with applicable federal, state and local laws, regulations and rules. These rules are often complex and vary from state to state. However, we believe it is an important and necessary part of our mission to provide safe, clean, reliable and affordable water and wastewater services to our customers to engage in the public policy arena. For these reasons, we do, from time to time, engage in lobbying activities, which we define generally as communications with government officials, legislators, regulators, executive branch officials or members of their staff.

We publicly disclose on our website, within 180 days after the end of each fiscal year, the amount of aggregate lobbying expenditures (as defined under applicable state or federal law and to the extent required to be reported to applicable election commissions). This reported amount includes all expenditures made during periods of time required to be reported for the last fiscal or calendar year by the Company or any subsidiary, and it may include expenditures for periods of time other than such year, as well as other exclusions and/or limitations provided for under state or federal election law. Members of senior management report annually to the Board on our lobbying activities to provide oversight for these activities.

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PROPOSAL 1

ELECTION OF DIRECTORS

EXPLANATION OF THE PROPOSAL

In accordance with our Restated Certificate of Incorporation and Amended and Restated Bylaws, the number of directors is fixed from time to time by the Board. On February 14, 2024, the size of the Board was reduced from 10 to nine after the resignation of Admiral James G. Stavridis from the Board effective February 12, 2024, and nine persons have been named as director nominees for election at the 2024 annual meeting.

On the recommendation of the Nominating Committee, the Board has nominated for election to the Board the following persons:

•	Jeffrey N. Edwards
•	Martha Clark Goss
•	M. Susan Hardwick
•	Kimberly J. Harris
•	Laurie P. Havanec
•	Julia L. Johnson
•	Patricia L. Kampling
•	Karl F. Kurz
•	Michael L. Marberry

Each of these nominees is currently a member of the Board. If elected, each nominee would hold office until the date of the 2025 annual meeting of shareholders, or until their successor is elected and qualified, or until their earlier death, resignation or removal. Proxies may not be voted with respect to more than these nine nominees.

Each director nominee identified in this proxy statement has confirmed that the director is willing and able to serve as a director, if elected. Should any of the nominees, prior to the meeting, become unable to serve as a director for any reason, the Board may either reduce the number of directors to be elected or select another nominee recommended by the Nominating Committee. If another nominee is selected, all proxies will be voted for the substitute nominee.

In accordance with our Amended and Restated Bylaws and our Corporate Governance Guidelines, prior to the meeting, each incumbent director nominee will submit a contingent resignation in writing to the Board Chair or the Secretary of American Water. The resignation becomes effective only if the director fails to receive a sufficient number of votes for re-election at the meeting, assuming a quorum is present and the Board accepts the resignation. In an uncontested election of directors, if any incumbent director nominated for re-election does not receive the affirmative vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, the Nominating Committee will make a recommendation to the Board on whether to accept or reject such tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating Committee’s recommendation, and publicly disclose, by a press release, a filing with the SEC, or other broadly disseminated means of communication, its decision regarding the tendered resignation and the rationale behind the decision of the Board within 90 days from the date of the certification of the election results.

With respect to a tendered resignation, each of the Nominating Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who tenders their resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board with respect to their resignation. If a director’s resignation is not accepted by the Board, such director will continue to serve until the 2025 annual meeting of shareholders and until their successor is duly elected, or their earlier death, resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

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DIRECTOR CRITERIA, QUALIFICATIONS, EXPERIENCE AND DIVERSITY

We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities. Therefore, the Nominating Committee considers diversity in identifying nominees for directors. In this regard, the Nominating Committee views diversity in a broad sense, including, without limitation, on the basis of skills, experience, age, race, gender and ethnicity. The Board believes in balancing the value that longevity of director service can bring with the value of new ideas and insights that can come through new members. In addition, our Corporate Governance Guidelines provide that directors must be persons of good character and thus must possess all of the following personal characteristics:

•	Integrity: Directors must demonstrate high ethical standards and integrity in their personal and professional dealings.

•	Accountability: Directors must be willing to be accountable for their decisions as directors.

•	Judgment: Directors must possess the ability to provide wise and thoughtful counsel on a broad range of issues.

•	Responsibility: Directors must interact with each other in a manner which encourages responsible, open, challenging and informed discussion.

•	High Performance Standards: Directors must have a history of achievement which reflects high standards for themselves and others.

•	Commitment and Enthusiasm: Directors must be committed to, and enthusiastic about, their performance for American Water as directors, both in absolute terms and relative to their peers.

•	Courage: Directors must possess the courage to express views openly, even in the face of opposition.

The Board strives to have members with knowledge, experience and skills in the following core competencies:

•	accounting and finance
•	business judgment
•	management
•	crisis response
•	industry knowledge
•	utility regulation
•	leadership, including in other public companies
•	environmental management
•	ID&E and human capital management
•	strategy/vision
•	technology

In this regard, in evaluating a candidate’s experience and skills, the Nominating Committee will consider qualities such as an understanding of the water industry, utilities, marketing, finance, customer service, utility and environmental regulation, cybersecurity and public policy issues. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition, the Board is committed to having directors who add tangible value to American Water with a diversity of ideas, approaches and experiences and the interpersonal capacity to foster effective communication within the Board and with management.

Annually, the Nominating Committee reviews the profile, engagement and performance of each director to determine whether the director should be renominated for Board service. The Nominating Committee also considers whether, in light of our strategy or trends in our market environment, new skill sets or experiences would benefit us and our shareholders.

The process followed by the Nominating Committee to identify and evaluate candidates includes requests to members of the Board and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating Committee and other members of the Board. The Nominating Committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Nominating Committee engages a third party, that committee would approve the fee that American Water pays for these services.

When evaluating the recommendations of the Nominating Committee, the Board should take into account all factors it considers appropriate, which may include:

•	whether the candidate has exhibited behavior that indicates commitment to the highest ethical standards;

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•	whether the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the communities and geographies in which the Company operates;
•	whether the candidate has achieved prominence in their business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make;
•	whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of our shareholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;
•	whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust; and
•	whether the candidate will be able to devote sufficient time and energy to the performance of their duties as a director.

The following highlights the key skills, qualifications and experiences of our director nominees:

American Water Strategic Priorities

•	Customer Experience
•	Safety
•	Human Capital Management
•	Operational Excellence
•	Customer Growth and Acquisitions

Additional Key Skills

•	Regulated Industry
•	C-Suite
•	Governance/Risk Management
•	Financial
•	Legal
•	Sustainability/Climate
•	Technology and Cybersecurity

Information regarding our Board diversity is shown below, based on voluntary, self-identification information provided by our director nominees.

18	AMERICAN WATER | 2024 PROXY STATEMENT

DIRECTOR NOMINEES

We have provided below for each of our nine director nominees a summary of biographical and committee information as of the date of this proxy statement.

JEFFREY N. EDWARDS Independent Director Age 63 Director Since 2018 Committees Audit, Finance and Risk (Chair) Nominating

Other Current Public Company Boards:

•   AAR CORP. (NYSE: AIR), a diversified worldwide provider of aviation and defense products and services, since March 19, 2024

•   Raymond James Financial, Inc. (NYSE: RJF), a diversified financial services company, since 2014 (serving as Lead Independent Director since 2023)

Business Experience:

•   Vice Chairman, New Vernon Capital, since March 8, 2024, and Chief Operating Officer, New Vernon Capital, from 2009 to March 7, 2024

•   Various senior executive positions held during 22 years at Merrill Lynch & Co., including Vice Chairman, Chief Financial Officer and Head of Global Capital Markets

•   Director, Medusind Solutions India Private Limited and Medusind Solutions, Inc., from 2012 to 2019

Experience and Qualifications to Serve on the Board:

•   Mr. Edwards’ current executive leadership position with an investment advisory firm demonstrates focus on growth and strategic planning.

•   Longstanding executive experience with a leading global capital markets and financial services firm provides Mr. Edwards with a substantive understanding of many issues confronting our business, including capital markets needs, strategic planning, growth opportunities and a variety of operational matters.

MARTHA CLARK GOSS Independent Director Age 74 Director Since 2003 Committees Audit, Finance and Risk ED&CC

Other Current Public Company Boards:

•   Neuberger Berman Mutual Funds, since 2007

Past Public Company Boards:

•   Allianz Life Insurance Company of New York, from 2005 to 2023

Business Experience:

•   Chief Operating Officer and Chief Financial Officer of Amwell Holdings/Hopewell Holdings LLC, a holding company and investment vehicle for investments in healthcare related companies, from 2003 until 2014

•   Chief Financial Officer of The Capital Markets Company, from 1999 until 2001

•   Chief Financial Officer of Booz Allen Hamilton Holding Corporation (formerly Booz Allen Hamilton Inc.), a consulting firm, from 1995 to 1999

•   Various senior executive positions at Prudential Insurance Company, or Prudential, from 1981 to 1995, including President of Prudential Power Funding Associates, the investment arm of Prudential responsible for electric and gas utilities and alternative energy projects, and Senior Vice President, Enterprise Risk Management

Experience and Qualifications to Serve on the Board:

•   Ms. Goss’ extensive financial, investment, and governance experience provides valuable insights to the Board and its committees.

•   Experience as President of an investment subsidiary of Prudential, responsible for substantial investments in electric and gas public utilities and alternative energy projects, provides her with considerable knowledge regarding public utilities.

•   Experience as Senior Vice President, Enterprise Risk Management, at Prudential enables Ms. Goss to provide the Board with expertise in risk management.

AMERICAN WATER | 2024 PROXY STATEMENT	19

M. SUSAN HARDWICK President and Chief Executive Officer, and Director Age 61 Director Since 2022

Other Current Public Company Boards:

•   New Jersey Resources Corporation (NYSE: NJR), a diversified energy services company, since 2020

Business Experience:

•   President and Chief Executive Officer since February 2022

•   Chief Financial Officer, from July 2019 to May 2022; joined the Company in June 2019 as Vice President—Finance

•   Held various senior executive positions with Vectren Corporation, including Executive Vice President and Chief Financial Officer, Senior Vice President, Finance, and Vice President, Controller and Assistant Treasurer, from January 2000 until its sale to CenterPoint Energy, Inc. in February 2019

Experience and Qualifications to Serve on the Board:

•   Ms. Hardwick’s extensive knowledge regarding our business and industry, by virtue of her service as our principal executive officer, and previously as our principal financial officer, enables her to provide valuable insights regarding our strategies, operations, finance, liquidity, business development, investor relations, capital resources and administration.

•   Her approximately 24 years of service in various senior executive positions with regulated, investor-owned utilities, coupled with her public accounting background, gives her an intimate knowledge of regulated utility operational, financial and accounting matters.

KIMBERLY J. HARRIS Independent Director Age 59 Director Since 2019 Committees Nominating (Chair) ED&CC SETO

Other Current Public Company Boards:

•   U.S. Bancorp (NYSE: USB), a bank holding company, since 2014

•   Ameren Corp. (NYSE: AEE), a public utility holding company, since January 1, 2024

Past Public Company Boards:

•   Puget Energy, Inc. and Puget Sound Energy, Inc. (“Puget Energy”), Washington state’s largest utility, from 2011 to 2020

Business Experience:

•   Chief Executive Officer of Puget Energy, from March 2011 until January 2020. At Puget Energy, Ms. Harris held various other senior executive positions, including:

▪  President, from July 2010 to August 2019

▪  Executive Vice President and Chief Resource Officer, from May 2007 until July 2010

▪  Senior Vice President Regulatory Policy and Energy Efficiency, from 2005 to May 2007

Experience and Qualifications to Serve on the Board:

•   Ms. Harris’ significant background and experience as a chief executive officer provides valuable leadership perspective to our Board.

•   Ms. Harris’ focus on safety in her executive leadership role corresponds with our zero incidents and injuries safety program goal.

•   Ms. Harris’ leadership role in the day-to-day operations of a regulated utility provides critical oversight and experience relevant to our regulated operations.

•   Ms. Harris’ experience in environmental stewardship and customer perspectives focused on the utility industry provides the Board with valuable expertise in these core strategic areas.

20	AMERICAN WATER | 2024 PROXY STATEMENT

LAURIE P. HAVANEC Independent Director Age 63 Director Since 2022 Committees ED&CC SETO

Business Experience:

•   Executive Vice President, Chief People Officer, CVS Health Corporation, since February 2021

•   Executive Vice President, Chief People Officer, Otis Worldwide Corporation, from 2019 to February 2021

•   Vice President, Talent, United Technologies Corporation, from 2017 to 2019

•   Vice President, Human Resources-Institution Business, Aetna Inc., from 2013 to 2017

•   Vice President, Talent Management and Human Resources, Aetna International Business, Aetna Inc., from 2012 to 2013

Experience and Qualifications to Serve on the Board:

•   Ms. Havanec’s current executive leadership position with a Fortune 10 health services company demonstrates experience with issues involving human resources, talent acquisition and development, change management, ESG and culture.

•   Her longstanding executive and human resources experience across various public companies provides Ms. Havanec with deep substantive understanding on a wide range of issues confronting our business, including, for example: talent development; ID&E; compensation and benefits; executive succession planning; ESG; and labor and employee relations.

JULIA L. JOHNSON Independent Director Age 61 Director Since 2008 Committees ED&CC Nominating

Other Current Public Company Boards:

•   MasTec, Inc. (NYSE: MTZ), a utility infrastructure contractor, since 2002

Past Public Company Boards:

•   FirstEnergy Corp., a transporter and producer of energy, from 2011 to 2022

•   NorthWestern Corporation, a transporter and producer of energy, from 2004 to 2021

Business Experience:

•   President of Net Communications, LLC, a strategy consulting firm specializing in the communications, energy and information technology public policy arenas, since 2001

Experience and Qualifications to Serve on the Board:

•   Ms. Johnson’s service on a state public service commission with regulatory oversight over Florida’s electric, telecommunications and water and wastewater industries, as well as her current leadership of a firm specializing in regulatory analysis and legal strategy, enables her to provide valuable perspectives on regulatory and public policy matters affecting our operations.

•   Ms. Johnson’s current and past public company board experience enables her to share with the Board relevant and experiential insights on a variety of public company matters.

AMERICAN WATER | 2024 PROXY STATEMENT	21

PATRICIA L. KAMPLING Independent Director Age 64 Director Since 2019 Committees ED&CC (Chair) Audit, Finance and Risk SETO

Other Current Public Company Boards:

•   Xcel Energy Inc. (Nasdaq: XEL), a utility holding company since 2020

•   Board of Trustees, Fidelity’s Equity and High Income Funds, since May 2020, and Advisory Board Member, from February 2020 to May 2020

Past Public Company Boards:

•   Briggs and Stratton Corporation, a producer of gasoline engines for outdoor power equipment, from 2011 to 2021

•   Alliant Energy Corporation, an investor-owned public utility holding company, from 2012 to 2019

Business Experience:

•   Chief Executive Officer and Chairman of the Board, Alliant Energy Corporation, from April 2012 to June 2019

•   Board Member, American Transmission Company, a privately held electricity transmission and distribution utility company, from June 2011 to June 2019

Experience and Qualifications to Serve on the Board:

•   Ms. Kampling’s experience in strategic leadership, operations, customer perspective, legal and regulatory, human resources/executive compensation, risk management and environmental and safety matters allows her to contribute significantly to the Board’s oversight on these core strategic functions.

•   Ms. Kampling’s advocacy for workforce development, diversity and community vitality provides the Board with valuable insights on our focus on people, social responsibility and operational excellence.

KARL F. KURZ Board Chair Independent Director Age 62 Director Since 2015 Board Chair Since 2018

Other Current Public Company Boards:

•   Royal Helium Ltd. (TSX-V: RHC), a company focused on the exploration and development of primary helium in southern Saskatchewan, since May 2023

•   Devon Energy Corporation (NYSE: DVN), a U.S. energy producer, since 2021

•   Texas Pacific Land Corporation (NYSE: TPL), an owner of land in the State of Texas, since 2022

Past Public Company Boards:

•   WPX Energy, Inc., from 2014 until its merger of equals with Devon Energy Corporation in 2021

•   SemGroup Corporation, from 2009 to 2019

Business Experience:

•   Mr. Kurz is a private investor in the energy industry

•   Various executive and management positions with Anadarko Petroleum Corporation, Vastar Resources, Inc. and ARCO Oil and Gas Company

Experience and Qualifications to Serve on the Board:

•   Mr. Kurz’s long history of working in the oil and gas industry is invaluable with respect to the national water-energy nexus discussion, smart water grid development and water supply issues.

•   His experience in finance and capital markets brings additional insights to us and the Board regarding our operations, including with respect to liquidity and capital resources.

22	AMERICAN WATER | 2024 PROXY STATEMENT

MICHAEL L. MARBERRY Independent Director Age 65 Director Since 2022 Committees SETO (Chair) Audit, Finance and Risk Nominating

Past Public Company Boards:

•   AdvanSix Inc., a manufacturer of nylon resin and other related chemical intermediates, from October 2016 to June 2023

•   Sigma-Aldrich Corporation, a global life sciences and biotechnology company, from 2012 to 2015

Business Experience:

•   Various senior executive positions over 25 years at J.M. Huber Corporation, a global, family-owned, specialty engineered materials manufacturing company, including:

▪  President and Chief Executive Officer, from 2009 to 2022

▪  President, Huber Engineered Materials, from 2006 to 2009

▪  Chief Financial Officer, from 2002 to 2006

▪  Senior Vice President, Corporate Strategy and Development, from 1997 to 2002

Experience and Qualifications to Serve on the Board:

•   Mr. Marberry’s long history of executive experience in the chemical manufacturing industry provides invaluable insights to the Board with respect to technology and water infrastructure and supply issues.

•   His experience in finance and capital markets, occupational and safety processes, environmental management, and business development brings additional insights regarding safety, growth, ESG and operational excellence, among other areas.

DIRECTOR INDEPENDENCE

The NYSE’s listing standards require that:

•	a majority of our directors and all of the members of the Nominating Committee satisfy the NYSE’s independence standards applicable to all directors;
•	all of the members of the Audit, Finance and Risk Committee satisfy the NYSE’s independence standards applicable to audit committee members; and
•	all of the members of the ED&CC satisfy the NYSE’s independence standards applicable to compensation committee members.

Applying these standards, the Board has determined that eight of the nine directors serving on the Board, consisting of Mses. Goss, Harris, Havanec, Johnson and Kampling, and Messrs. Edwards, Kurz and Marberry, qualify as independent. Due to her employment position with the Company, the Board determined that Ms. Hardwick does not qualify as independent.

The Board also has determined that each of Mses. Goss and Kampling, and Messrs. Edwards and Marberry, satisfies the NYSE’s independence standards for audit committee members, and that each of Mses. Goss, Harris, Havanec, Johnson and Kampling, satisfies the NYSE’s independence standards for compensation committee members.

For a director to be considered independent under the NYSE listing standards, a director cannot have any of the disqualifying relationships enumerated by those standards. Furthermore, the NYSE listing standards state that a director is not independent unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). In making this determination, the Board considers all relevant facts and circumstances when assessing the materiality of any relationship of a director with the Company, not only from the standpoint of the director but also from that of persons or organizations with which the director has an affiliation. Material relationships can include, for example, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

AMERICAN WATER | 2024 PROXY STATEMENT	23

To assist the Board in considering whether a director has a material relationship with us, the Board has adopted categorical standards of material director relationships. Under these standards, which are based in part on the disqualifying relationships enumerated by the NYSE’s listing standards, a director will not be deemed independent if any of the following relationships exist:

Type of Relationship (1)	Description of Relationship (1)(2)
Employee or executive officer of American Water

The director is, or has been within the last three years, an employee of American Water, or an immediate family member of the director is, or has been within the last three years, an executive officer of American Water. However, employment as an interim chief executive officer or other officer will not disqualify a director from being considered independent following that employment.

Relationships with internal or external auditor

Any of the following relationships exist:

•   the director is a current partner or employee of American Water’s internal or external auditor

•   the director has an immediate family member who is a current partner of the internal or external auditor

•   the director has an immediate family member who:

▪  is a current employee of the external auditor and

▪  personally works on the Company’s audit

•   the director or an immediate family member of the director was, within the last three years:

▪  a partner or employee of the internal or external auditor and

▪  personally worked on the Company’s audit within that time

Compensation Committee interlocks

The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

Receipt of direct compensation from American Water

The director or an immediate family member of the director received, during any 12-month period within the last three years, more than $120,000 in direct compensation from American Water, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

Compensation received by a director for former service as an interim chief executive officer or other executive officer need not be considered in determining independence under this standard.

Compensation received by an immediate family member for service as an employee of American Water (other than as an executive officer) need not be considered in determining independence under this standard.

Receipt of indirect compensation from American Water

The director is a current employee or holder of more than 10 percent of the equity of another company, or an immediate family member of the director is a current executive officer or holder of more than 10 percent of the equity of another company, that has made payments to, or received payments from, American Water or any subsidiary in any of the other company’s last three fiscal years, that exceeds the greater of $1 million or two percent of such other company’s consolidated gross revenues.

Charitable contributions by American Water

The director is a current executive officer of a charitable organization to which American Water or any subsidiary has made charitable contributions in any of the charitable organization’s last three fiscal years that exceed the greater of $1 million or two percent of that charitable organization’s consolidated gross revenues.

(1)

A person’s immediate family includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

24	AMERICAN WATER | 2024 PROXY STATEMENT

(2)

The term “executive officer” is defined to mean the following officers of American Water: President; Chief Financial Officer; Chief Accounting Officer; any Vice President in charge of a principal business unit, division or function; and any other officer who performs similar policy-making functions for American Water. The term also includes any other person who performs similar policy-making functions for American Water. An officer of a subsidiary of American Water would be deemed to be an “executive officer” for purposes of this standard if the officer performs such policy-making functions for American Water.

DIRECTOR EVALUATIONS AND ASSESSMENTS

Each year, directors complete a series of evaluations to assess the performance of the Board and each of the standing committees. The evaluations elicit responses in key areas of Board operation and function and subjective comments from each director. Each committee member evaluates how well the committees on which the member serves are functioning and provides suggestions for improvement.

Since 2017, the Board utilized a peer review process by which each director was asked to provide feedback on a number of characteristics of each of the other directors, including background, leadership, preparation, focus on shareholder interests, participation and independence.

In addition, annually, members of our executive leadership team, comprised of senior executives of the Company who regularly interact with the Board and the committees, are solicited to provide their input and perspective on the operation of the Board and how the Board might improve its effectiveness.

Finally, our Board Chair also interviews each director individually to obtain their assessment of director performance, Board dynamics and the effectiveness of the Board and its committees, and to discuss the results of the peer review process and their responses to these questions.

A summary of the responses to the questionnaires and the responses received from senior management’s feedback is reviewed by the Board Chair. The summary and related responses with respect to the Board and each committee is ultimately discussed in executive session in meetings of the Board and each respective committee.

DIRECTOR COMPENSATION

As described in the table below, during 2023, our non-employee directors received annual cash retainers, paid in quarterly installments, for their service on the Board. Additionally, each non-employee director received an annual grant of approximately $155,000 in equity compensation ($250,000 for the Board Chair). Our President and Chief Executive Officer did not receive any additional compensation for serving as a director.

Our non-employee director cash compensation as of the date of this proxy statement is as follows:

Director	Annual Cash Retainer
Board Chair	$200,000
Audit, Finance and Risk Committee Chair	$145,000
ED&CC, Nominating Committee and SETO Committee Chairs	$140,000
Other Non-Employee Directors	$120,000

We do not pay our directors a separate fee for attendance at Board or committee meetings.

For calendar year 2023, Semler Brossy Consulting Group LLC, or Semler Brossy, the ED&CC’s then independent compensation consultant, reviewed American Water’s non-employee director pay program for market competitiveness. The review determined that the cash and equity compensation paid to our non-employee directors was positioned at the median of our 2023 peer group (as defined below in “Compensation Discussion and Analysis—Compensation Determinations and Pay Competitiveness in 2023” beginning on page 33 of

AMERICAN WATER | 2024 PROXY STATEMENT	25

this proxy statement), and that our Board Chair’s total compensation was also positioned at the median for non-executive chairpersons among the companies in our 2023 peer group with a non-executive chairperson.

As a result of the review, and based on, among other things, data and analyses provided by Semler Brossy, the ED&CC recommended, and the independent members of the Board approved, modest increases in the base elements of our director compensation, which brought each element to approximately the 75th percentile of the compensation peer group, including:

•	an increase in the director annual base cash compensation from $115,000 to $120,000; and
•	an increase in the director annual base equity compensation from $150,000 to $155,000.

Each of these compensation decisions were effective as of May 10, 2023. No changes were made to the premiums paid to our non-executive Board Chair or the committee chairs.

Equity compensation for our non-employee directors is paid in the form of stock units under our 2017 Omnibus Plan. The actual number of stock units granted is based on the closing price of our common stock on the date of grant, which is typically the date the director is elected to the Board. The stock units vest on the date of grant and the shares underlying the stock units are distributed to the directors approximately 15 months after the date of grant, subject to earlier distribution in the event of a change of control or the termination of the director’s service on the Board.

To the extent that a dividend is paid on our common stock prior to the time that shares of common stock may be distributed, the value of the dividend that would have been paid if the stock units had been outstanding shares of common stock is credited to an account for the director. Such dividend equivalents are payable to the director in a lump sum, in cash and without interest, and are paid when shares of common stock underlying the stock units are distributed to the director.

Non-employee directors are reimbursed for expenses incurred in attending Board and committee meetings or other Company-related functions, and expenses incurred for attending up to one director continuing education program each year.

DIRECTOR COMPENSATION TABLE

The following table presents information regarding compensation earned or paid in 2023 as to each person who served as a non-employee member of the Board during that year. George MacKenzie, who did not wish to stand for re-election in 2023, served on the Board until May 10, 2023. Admiral Stavridis served as a member of the Board until his resignation effective February 12, 2024. Admiral Stavridis resigned from the Board to focus on all of his professional and personal obligations. There were no disagreements with the Company on any matter relating to its operations, policies or practices. The

Company and the Board wish to thank Admiral Stavridis for his many years of service as a director.

The table does not include amounts paid for reimbursement of travel expenses related to attending Board and committee meetings or other Company related functions, or any reimbursement of director educational expenses, and does not include compensation earned or paid as to the CEO. See “Executive Compensation” beginning on page 45 of this proxy statement for information relating to the CEO’s compensation.

Name	Fee Earned or Paid in Cash ($)	Stock Unit Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jeffrey N. Edwards	$143,212	$154,981	$4,200	$302,393
Martha Clark Goss	$118,212	$154,981	$4,200	$277,393
Kimberly J. Harris	$138,212	$154,981	$4,200	$297,393
Laurie P. Havanec	$118,212	$154,981	$855	$274,048
Julia L. Johnson	$118,212	$154,981	$4,200	$277,393
Patricia L. Kampling	$138,212	$154,981	$4,200	$297,393

26	AMERICAN WATER | 2024 PROXY STATEMENT

Name	Fee Earned or Paid in Cash ($)		Stock Unit Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Karl F. Kurz	$198,212	(3)	$250,066	$6,864	$455,142
George MacKenzie	$57,500		$—	$2,727	$60,227
Michael L. Marberry	$118,212	(4)	$154,981	$855	$274,048
James G. Stavridis	$138,212		$154,981	$4,200	$297,393

(1)

The amounts shown in this column reflect the grant date fair value of the stock units granted to the directors as part of their annual retainer. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718. See Note 10—Stock Based Compensation, in the Notes to Consolidated Financial Statements included in the 2023 Form 10-K for the assumptions used in determining grant date fair value.

(2)	Represents dividend equivalents paid in cash in 2023 at the time of the distribution of shares underlying stock unit awards.

(3)	Mr. Kurz elected to defer the receipt of 100 percent of his 2023 annual cash retainer fees.

(4)	Mr. Marberry elected to defer the receipt of 50 percent of his 2023 annual cash retainer fees.

The following table shows the aggregate number of stock units held by each person who served as a non-employee director as of December 31, 2023:

Name	Stock Units (#)
Jeffrey N. Edwards	1,035
Martha Clark Goss	2,411
Kimberly J. Harris	1,035
Laurie P. Havanec	1,035
Julia L. Johnson	7,678
Patricia L. Kampling	1,035
Karl F. Kurz	1,670
Michael L. Marberry	1,035
James G. Stavridis	1,035

We did not grant stock options to non-employee directors in 2023 and none of the non-employee directors held any Company stock options as of December 31, 2023.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP REQUIREMENTS

To align the interests of our directors and shareholders, we have a stock ownership policy for non-employee directors under which each such director is required to hold shares equaling five times the director’s annual cash retainer by the fifth anniversary of the commencement of service as a director. Each of our non-employee directors satisfied the stock ownership requirement as of December 31, 2023, except for Mses. Harris, Havanec and Kampling, who are currently within their five-year compliance periods.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” the election of each of the nine director nominees as named in this proxy statement.

AMERICAN WATER | 2024 PROXY STATEMENT	27

PROPOSAL 2

VOTE TO APPROVE, ON AN ADVISORY BASIS,

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

BACKGROUND OF THE PROPOSAL

Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that our shareholders receive the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules. The disclosures related to compensation of our NEOs consist of the Compensation Discussion and Analysis, or CD&A, the 2023 Summary Compensation Table, and the other required executive compensation tables and related narrative disclosures in this proxy statement. In accordance with the advisory vote of our shareholders at our 2023 annual meeting of shareholders, we are providing to our shareholders the opportunity to vote annually to approve, on an advisory basis, the compensation of our NEOs.

Our executive compensation philosophy and programs are designed to create a positive correlation of pay to performance and reward our NEOs for delivering results without incentivizing excessive risk-taking. We seek to attract, motivate and retain high-caliber executives and to align the interests of those executives with the interests of our shareholders in order to build long-term, sustainable value for our shareholders.

Accordingly, the Board recommends that our shareholders vote “FOR” the following resolution:

RESOLVED, that the shareholders of American Water Works Company, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion in the Company’s proxy statement for the 2024 annual meeting of shareholders.

While the vote is not binding on us, the ED&CC values the opinions expressed by our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. Unless the Board modifies its policy on the frequency of holding this vote, the advisory vote is currently held every year, and the next vote on the frequency of the advisory vote will occur at the 2029 annual meeting of shareholders.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

28	AMERICAN WATER | 2024 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The ED&CC has reviewed and discussed with our management the Compensation Discussion and Analysis, or CD&A, required by Item 402(b) of Regulation S-K. Based on this review and discussion, the ED&CC recommended to the Board that the CD&A be included in this proxy statement.

Respectfully submitted,

Patricia L. Kampling (Chair)

Martha Clark Goss

Kimberly J. Harris

Laurie P. Havanec

Julia L. Johnson

COMPENSATION DISCUSSION AND ANALYSIS

In this CD&A, we address our compensation philosophy and programs, the key decisions of the ED&CC with respect to these programs and the reasons for those decisions, principally with respect to our NEOs for 2023, who are:

•	M. Susan Hardwick, our President and Chief Executive Officer;
•	John C. Griffith, our Executive Vice President and Chief Financial Officer;
•	Cheryl Norton, our Executive Vice President and Chief Operating Officer;
•	James H. Gallegos, our Executive Vice President and General Counsel; and
•	Melanie M. Kennedy, our Executive Vice President and Chief Human Resources Officer.

EXECUTIVE SUMMARY

Compensation Program Overview

Our executive compensation is highly correlated to performance and long-term value creation with a considerable portion of pay earned solely based on performance. Our executive compensation philosophy, which is focused on paying our NEOs for positive performance, is demonstrated by the structure of the principal elements of our executive compensation:

•	annual base salary;
•	our APP, which is our annual cash-based performance plan; and
•	our Long-Term Performance Plan, or LTPP, which is our long-term equity compensation program.

We also offer our executives various employee retirement and health and welfare benefit plans, as well as customary post-termination benefits under our Executive Severance Policy and Change of Control Severance Policy. Finally, we offer limited and customary perquisites, primarily consisting of executive physicals, Company-paid life insurance benefits, and, as applicable, relocation benefits.

Our allocation of compensation among these elements is designed to align our levels of compensation with market pay, which we define as being within a competitive range of the median of our peer group and benchmarking data for a NEO’s position. For 2023, our compensation program for the NEOs consisted of the following key elements:

AMERICAN WATER | 2024 PROXY STATEMENT	29

The following graphs depict 2023 total direct compensation mix for our CEO and, on an average basis, for all of our other NEOs as a group, assuming annual and long-term incentive awards are paid at target levels:

30	AMERICAN WATER | 2024 PROXY STATEMENT

Summary of Executive Compensation Practices

Below we summarize key components of our compensation programs, which we consider best practices that align the interests of our executive team with those of our shareholders:

We do:	We do not:

•   Tie a considerable portion of executive pay to company performance

•   Weight equity compensation heavily towards performance stock units

•   Utilize an independent compensation consultant

•   Require executives to abide by stock ownership guidelines and stock retention requirements

•   Subject all NEO incentive-based compensation to clawback provisions

•   Complete an annual compensation program risk assessment, overseen by the ED&CC

•   Utilize double-trigger vesting of equity awards upon a change in control

•   Provide reasonable and customary severance arrangements to NEOs

•   Provide excise tax gross-ups in our change in control arrangements

•   Provide employment agreements to our executives, other than customary employment offer letters

•   Allow hedging, pledging or short selling of our common stock by employees or directors

•   Allow buying of our common stock on margin by employees or directors

•   Provide excessive perquisites for executives

•   Distribute dividend equivalents on equity awards before they vest

•   Allow executives to sell or transfer stock if not in compliance with stock ownership guidelines, subject to exceptions

•   Provide for a supplemental executive retirement plan open to new participants

Our Performance in 2023

Some of our performance highlights for 2023 include the following:

Diluted Earnings Per Share, or EPS, Growth

Our 2023 full-year results were $4.90 per share compared to $4.51 per share for 2022, an increase of 8.6 percent compared to 2022.

Our 2023 results reflect continued growth in the regulated businesses from infrastructure investment and acquisitions, as well as from organic growth.

Total Debt to Total Capitalization Ratio	As of December 31, 2023, the Company’s ratio of consolidated debt to consolidated capitalization was 0.56 to 1.00, an improvement from December 31, 2022, when the ratio was 0.62 to 1.00.

Regulated Businesses Customer Growth	Approximately 18,100 new customers added in 2023 through regulated acquisitions and approximately 18,800 new regulated customers added in 2023 through organic growth.

Annual Dividend Growth	9.3 percent overall five-year compounded annual growth rate of annual dividends anchored off 2018 dividends paid, and 15 years in a row of annual dividend increases

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Return to Shareholders

The following stock performance graph shows how a $100.00 investment in our common stock on December 31, 2018, would have grown to $158.24 on December 29, 2023, assuming quarterly dividend reinvestment. This return compares favorably to the return that would have been obtained through the same investment in the PHLX Utility Sector Index, assuming dividend reinvestment, during the same period.

TSR

	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/30/2022	12/29/2023	5 year
American Water Works Company, Inc.	$100.00	$137.78	$174.81	$218.19	$179.16	$158.24	58.2%
PHLX Utility Sector Index	$100.00	$126.82	$130.27	$154.04	$155.04	$140.83	40.8%
S&P 500 Index	$100.00	$131.49	$155.68	$200.37	$164.08	$207.21	107.2%

SHAREHOLDER ADVISORY VOTES

At our 2023 annual meeting of shareholders, the shareholders approved, on an advisory basis, the compensation paid to our NEOs in 2022, as disclosed under the rules and regulations of the SEC, including the CD&A, the executive compensation tables and the related narrative discussion in the proxy statement for the 2023 annual meeting of shareholders. Often referred to as the “say-on-pay vote,” the vote in favor of the compensation paid to our NEOs was approximately 93.5 percent of the shares deemed present virtually or by proxy and eligible to vote at the meeting.

Also, at the 2023 annual meeting, our shareholders voted, on an advisory basis, in favor of a one-year frequency of the approval, on an advisory basis, of the compensation paid to our NEOs, often referred to as the “say-when-on-pay” vote. The vote in favor of a one-year frequency was approximately 98.4 percent of the shares present in person or by proxy and eligible to vote at the meeting. In accordance with the results of the say-when-on-pay vote, the Board has determined that the say-on-pay vote should continue to be held each year. By law and SEC rule, the say-when-on-pay vote must be held at least once every six years, and the next such vote is to be held in 2029.

We consider our advisory votes to be a favorable endorsement of our executive compensation program, practices and policies. Based upon this support, the

32	AMERICAN WATER | 2024 PROXY STATEMENT

ED&CC did not believe that any corresponding action or change in our compensation program was needed for 2023.

At our 2024 annual meeting, we will again hold our say-on-pay advisory vote. In making executive compensation decisions, the ED&CC will continue to consider the results of this advisory vote, as well as feedback obtained from shareholders throughout the course of the year. Information regarding our shareholder outreach during 2023 can be found in “Board of Directors and Corporate Governance—Shareholder Outreach” on page 13 of this proxy statement.

COMPENSATION DETERMINATIONS AND PAY COMPETITIVENESS IN 2023

For 2023, the ED&CC reviewed and approved all compensation paid to our NEOs, and made recommendations to the independent members of the Board with respect to compensation paid to the CEO, which the independent members of the Board approved. The CEO did not participate in the ED&CC’s recommendations regarding the CEO’s compensation and was excused from those portions of the ED&CC and Board meetings during which the CEO’s compensation was deliberated upon and approved.

The ED&CC considered the CEO’s assessments of the performance of the other NEOs, as well as the CEO’s compensation recommendations regarding each such NEO’s base salary and their APP and LTPP target award opportunities. The ED&CC, with the CEO’s participation, discussed the performance of each NEO other than the CEO, and, after discussion and deliberation held in executive session, approved compensation determinations for such NEOs.

The ED&CC engaged Semler Brossy as its independent compensation consultant through May 31, 2023. Beginning June 1, 2023, the ED&CC engaged Aon Human Capital Solutions, or Aon, as the independent compensation consultant after the completion of a request for proposal process. The Aon team was selected primarily because of its experience within the utility industry. The ED&CC assessed the independence of Semler Brossy and Aon and concluded that both were independent as determined under SEC and NYSE rules.

Through its review of relevant benchmarking data and executive compensation trends presented by its independent compensation consultants, the ED&CC is able to assess competitive market compensation practices. Two of the primary ways the ED&CC evaluates and benchmarks our executive compensation arrangements and practices is to review them against market data in a Willis Towers Watson study comprised of 60 percent weighting on publicly traded utilities and 40 percent weighting on general industry companies, as well as to similar data on companies in our compensation peer group, as described below. The market survey of utility and energy industry companies includes only public utilities, which more closely resemble our business and operations. The ED&CC believes there is a strong likelihood that an executive officer’s skills will be transferable among these companies, and thus we would expect to compete with these companies and others for executive officer talent. The ED&CC referred to all of this benchmarking data as part of its review of general compensation practices and trends of the utility industry and our compensation peer group.

In October 2022, the composition of our compensation peer group was reviewed by the independent compensation consultant and was reassessed by the ED&CC as part of its annual review to consider structural and methodology changes, as well as corporate transactions or other events that may affect the comparability of one or more of the constituent companies. In reviewing the appropriateness of our peer group companies, the ED&CC considers factors that most reflect our primary business of owning water and wastewater utilities subject to economic regulation by state utility commissions or similar entities, including, in decreasing order of relevance, consolidated total assets, market capitalization and consolidated revenues of companies that primarily operate (greater than 75 percent of revenue) as a regulated utility. After consideration of these factors, only companies that primarily operate as a regulated utility were selected as peer companies. In connection with this review, the ED&CC approved the removal of UGI Corporation from, and the addition of Public Service Enterprise Group, Inc. to, our 2023 compensation peer group. Throughout 2023, compensation benchmarking decisions and grants of PSU awards based upon relative TSR were made using the 2023 peer group of the companies listed in the table below.

In December 2023, based on a review of our peer group’s pay practices and in consultation with Aon, the ED&CC approved changes to the 2024 APP. To align with our peer group, the ED&CC approved removing the provision that no payouts would be earned under the APP if the EPS performance measure was less than

AMERICAN WATER | 2024 PROXY STATEMENT	33

90 percent of target and also approved increasing the maximum payout to 200 percent for the non-financial APP measures. The ED&CC also approved including a return on equity, or ROE, performance measure to the 2024 LTPP. This additional LTPP financial measure aligns with our business strategy and is a key performance indicator in the utility industry. The 2024

LTPP awards are weighted 30 percent to time-based RSUs and 70 percent to PSUs, with the PSU component consisting of three performance measures including compounded EPS growth weighted at 35 percent, relative TSR weighted at 20 percent, and ROE weighted at 15 percent of the total LTPP award.

2023 American Water Works Company, Inc. Compensation Peer Group
Alliant Energy Corporation	Entergy Corporation	OGE Energy Corp.
Ameren Corporation	Essential Utilities, Inc.	Pinnacle West Capital Corporation
Atmos Energy Corporation	Evergy, Inc.	PPL Corporation
CenterPoint Energy, Inc.	Eversource Energy	Public Service Enterprise Group, Inc.
CMS Energy Corporation	NiSource Inc.	WEC Energy Group, Inc.

2023 COMPENSATION

Compensation Philosophy and Objectives

Our executive compensation program is designed to reward our NEOs for delivering results and building long-term sustainable value for our shareholders and customers. Our program’s structure aligns the interests of our shareholders, customers, and NEOs by correlating pay to our short- and long-term performance.

We focused on the following objectives in making compensation decisions with respect to our NEOs in 2023:

•	incentivize our NEOs to achieve superior financial and non-financial performance relating to safety, customers, people, environmental leadership, operational excellence and growth, all of which lead to long-term financial strength and value creation without incentivizing excessive risk-taking;
•	focus pay on an appropriate mix of short- and long-term performance, with a proportionately greater emphasis on long-term compensation;
•	build long-term, sustainable value for shareholders by emphasizing long-term performance- and equity-based compensation, and de-emphasizing short-term, cash-based compensation;
•	align our core strategies of safety, customers, people, operational excellence and growth with our short-term APP performance measures;
•	provide compensation to our NEOs that reflects their responsibilities and contributions, and that is aligned to market pay — meaning within a competitive range of the median of compensation reflected in our benchmarking data — to attract, motivate and retain high-caliber executives; and
•	align NEO and shareholder interests by requiring consistent, meaningful equity ownership.

Base Salaries

For 2023, the ED&CC approved base salary increases as reflected in the table below. The ED&CC reviews base salary in the context of responsibilities, experience, relevant benchmarking data, and individual performance of each NEO. The following table sets forth the base salaries of each NEO as of the end of the 2022 and 2023 calendar years, as well as the percentage change from the prior year.

Named Executive Officer	2022 Base Salary	2023 Base Salary	Percent Change

M. Susan Hardwick	$1,000,000	$1,070,000	7.0%

John C. Griffith	$725,000	$754,000	4.0%

Cheryl Norton	$618,600	$668,088	8.0%

James H. Gallegos	$600,000	$624,000	4.0%

Melanie M. Kennedy	$438,000	$455,520	4.0%

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2023 Annual Performance Plan

The APP is designed to provide a portion of a NEO’s at-risk compensation to be paid upon the achievement of our annual business objectives. The APP provides an opportunity for NEOs to earn cash payouts tied to the satisfaction of annual corporate performance goals.

The 2023 target award opportunity for each NEO was equal to a percentage of each NEO’s base salary, based on the individual’s position with American Water. An APP award target is set by the ED&CC,

together with the NEO’s other elements of compensation, in an effort to align the NEO’s annual total direct compensation generally with market pay for their position. For 2023, Ms. Hardwick’s APP target was increased from 110 percent to 120 percent of her base salary to maintain her total direct compensation within the competitive range of the benchmarking data. Information used to calculate the 2023 APP award payouts for each NEO is included in the table below.

Named Executive Officer	Percentage of Base Salary	2023 APP Target (1)	2023 APP Payout Percentage	2023 APP Award
M. Susan Hardwick	120%	$1,269,271	132.25%	$1,678,611
John C. Griffith	100%	$748,989	132.25%	$990,538
Cheryl Norton	75%	$494,560	132.25%	$654,055
James H. Gallegos	75%	$464,890	132.25%	$614,817
Melanie M. Kennedy	65%	$294,120	132.25%	$388,974

(1)	Target amounts are based on the prorated base salaries earned in 2023.

The APP performance measures selected for 2023 align with our core business strategies of growth, customers, safety, operational excellence (in this case, environmental leadership) and people. The following table provides details on each performance measure.

Strategy	Performance Measure	How We Calculate the Measure	Why We Use this Measure

Growth	Adjusted Earnings Per Share (Adjusted EPS)	Adjusted EPS is a non-GAAP measure which is calculated as diluted EPS calculated in accordance with GAAP as reported in the Company’s audited consolidated financial statements, adjusted to eliminate the impact of the items shown in Part A of Appendix A.	Adjusted EPS is a key measure of our financial and operational success, and achieving our earnings and strategic goals creates long-term shareholder value, provides greater total return to our shareholders, and benefits customers by contributing to strong credit metrics to provide for cost-effective financing of necessary capital and operational investments.

Customers	Customer Satisfaction	A quarterly survey is conducted by a third-party firm of random regulated water and wastewater customers, and the results are aggregated and weighted for each individual state.	We are committed to delivering the best customer experience, setting our goal to achieve top-quartile customer satisfaction. Our service quality and ability to satisfy our customers are closely tied to the trust our customers extend to us each day.

Safety	OSHA Recordable Injury Rate (ORIR)	ORIR is a measure of injuries and illnesses requiring treatment beyond first aid for every 200,000 hours worked.	ORIR allows us to continue our momentum toward becoming an industry leader with respect to the safety and well-being of our workforce.

	Days Away, Restricted and Transfer (DART) severity rate	DART injury rate measures the number of OSHA defined recordable injuries that resulted in days away from work, work restrictions, or job duty/position transfers in the calendar year per 100 employees.	DART reflects serious incidents that result in the employee being placed in restricted duty or time away from work. This aligns with both our safety and people strategies as we believe that our employees should return home in the same or better condition than when they arrived to work.

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Strategy	Performance Measure	How We Calculate the Measure	Why We Use this Measure

Environmental Leadership	Drinking Water Compliance Notice of Violation (NOV)	This metric is determined by counting the overall number of drinking water notices of violation, or NOVs, received by the Company in accordance with internally established procedures, which may exclude NOVs for newly acquired systems and third-party violations, among others.	As part of our sustainability initiatives, we are committed to protecting the environment and maintaining our history of materially complying with, and in many cases, surpassing, minimum standards required by applicable laws and regulations.

	Drinking Water Quality NOV	This metric is determined by counting the overall number of drinking water NOVs for maximum contaminant level exceedances received by the Company in accordance with internally established procedures, which may exclude NOVs related to newly acquired systems and associated with third-party violations, among others.	We are committed to excellent water quality and maintaining our history of materially complying with, and in many cases, surpassing, minimum standards required by applicable laws and regulations.

People	Women Representation	This people metric is determined by dividing the number of employees who self-identify as female by the total employee headcount.	We are committed to closing the gender gap and maintaining a culture of inclusion. We recognize the benefits of increasing the percentage of women in our workforce to better reflect the customers and communities in which we serve.

	Ethnic and Racial Diversity Representation	This people metric is determined by dividing the number of employees who self-identify as a member of a diverse racial or ethnic group by the total employee headcount.	We are committed to hiring diverse talent and believe that diversity creates stronger teams, better ideas, innovative ways of working, long-term sustainability and, ultimately, an organization that reflects the customers and communities in which we serve.

For 2023, the maximum payout for each of the performance measures was set at 150 percent of target, except for the Adjusted EPS performance measure, which was set at 200 percent of target to reflect the rigor of this goal and to recognize the difficulty in achieving earnings growth significantly above our plan. No payouts would have been earned under the 2023 APP if EPS was less than 90 percent of target.

The ED&CC determines the APP payout percentage, using the actual performance of each measure, as soon as reasonably practicable after the end of the year. The APP payout percentage is then computed by adding the weighted results achieved for each performance measure.

The ED&CC has adopted guidelines to permit management to make adjustments to EPS for purposes of computing APP performance goals based on Adjusted EPS, to the extent greater than $0.02 per share. Please see Part A of Appendix A for details on Adjusted EPS. The ED&CC retains authority to approve other adjustments not covered by this authorization.

The following table presents information regarding each of the performance measures used to determine the APP payout percentage, including the threshold, target and maximum performance levels for each measure, as well as the weighting assigned to each measure. If the threshold performance level for a performance measure is not met, there is no payout for that measure.

36	AMERICAN WATER | 2024 PROXY STATEMENT

Performance Measure	Corporate Performance Factor Percentage	Threshold Performance (Weighting)	Target Performance (Weighting)	Maximum Performance (Weighting)	Actual Performance (Percentage Earned)
Growth: Adjusted EPS (1)	50.0%	$4.67 (0.0%)	$4.77 (50.0%)	$4.87 (100.0%)	$4.89 (100.0%)
Customer: Customer Satisfaction	15.0%	Fourth Quartile (0.0%)	Second Quartile (15.0%)	First Quartile (22.5%)	Second Quartile (16.5%)
Safety: ORIR (2)	7.5%	0.77 (0.0%)	0.62 (7.5%)	0.59 (11.25%)	0.86 (0%)
Safety: DART Severity Rate (2)	7.5%	0.38 (0.0%)	0.30 (7.5%)	0.28 (11.25%)	0.52 (0%)
Environmental Leadership: Drinking Water Compliance	7.5%	12 (0.0%)	6 (7.5%)	4 (11.25%)	9 (3.75%)
Environmental Leadership: Drinking Water Quality	7.5%	4 (0.0%)	2 (7.5%)	0 (11.25%)	0 (11.25%)
People: Women Representation	2.5%	24.0% (0.0%)	25.0% (2.5%)	26.0% (3.75%)	24.1% (0.25%)
People: Ethnic and Racial Diversity Representation	2.5%	20.0% (0.0%)	21.0% (2.5%)	22.0% (3.75%)	20.2% (0.50%)

(1)	Adjusted EPS is a non-GAAP measure. See Part A of Appendix A for a reconciliation.
(2)	This goal would not have been earned in the event of a preventable employee fatality during the year.

Based upon our performance with regard to the financial and non-financial performance measures, the ED&CC certified an APP payout of 132.25 percent.

Cash awards under the APP are generally paid to participants by March 15 of the year following the performance year.

2023 Long-Term Performance Plan

The LTPP is designed to incentivize eligible participants to achieve our long-term business objectives by providing an opportunity to earn equity awards tied to our long-term goals and continued employment with the Company. LTPP awards are generally granted by the ED&CC in February of each year and allocated 30 percent to time-based RSUs and 70 percent to PSUs. PSU awards for 2023 were allocated equally between shares that may be earned based on TSR relative to the companies in the 2023 peer group and shares that may be earned based on the rate of our compounded EPS growth. Stock options were not granted as part of the LTPP.

Generally, our RSU awards vest ratably over an approximate three-year period while a participant remains employed with us. PSU awards generally are earned ratably over a three-year performance period while employed, and the vesting of each PSU award is determined by the ED&CC following the end of the three-year performance period based on the satisfaction of pre-determined performance goals. To the extent an RSU award is unvested or a PSU award has not been earned, it is generally forfeited once a participant ceases to be employed with us or if the performance goals are not achieved; however, LTPP awards to certain NEOs may continue to vest after an early or normal retirement. See “—Ongoing and Post-Employment Arrangements and Benefit Plans—Terms of Outstanding Equity Grants” beginning on page 43 of this proxy statement for additional details.

The ED&CC has adopted guidelines to permit management to make adjustments for purposes of LTPP performance goals based on EPS, to the extent greater than $0.02 per share. The ED&CC retains authority to approve other adjustments not covered by this authorization.

AMERICAN WATER | 2024 PROXY STATEMENT	37

We based the aggregate target value of LTPP awards on a percentage of each NEO’s salary. The following table presents a summary of the grant date fair value of LTPP target awards granted in 2023 for each NEO. Information regarding the number of shares underlying these awards is found in “Executive Compensation—2023 Grants of Plan-Based Awards” on page 48 of this proxy statement. To keep total targeted compensation in line with the competitive range of the benchmarking data, Ms. Hardwick’s LTPP award target for 2023, as a percentage of her base salary, was increased from 400 percent to 435 percent, and Ms. Norton’s LTPP award target for 2023, as a percentage of her annual base salary, was increased from 175 percent to 200 percent.

Named Executive Officer	LTPP Target Award as a Percentage of Base Salary	Aggregate Grant Date Fair Value of LTPP Target Awards	Aggregate Grant Date Fair Value of RSUs	Aggregate Grant Date Fair Value of PSUs (TSR)	Aggregate Grant Date Fair Value of PSUs (EPS)
M. Susan Hardwick	435%	$4,654,564	$1,396,347	$1,629,096	$1,629,121
John C. Griffith	250%	$1,884,974	$565,437	$659,736	$659,801
Cheryl Norton	200%	$1,336,248	$400,897	$467,712	$467,639
James H. Gallegos	160%	$998,341	$299,516	$349,440	$349,385
Melanie M. Kennedy	120%	$546,560	$163,942	$191,352	$191,266

The following table presents information regarding the performance measures related to the PSUs granted in 2023. Relative TSR is based on American Water’s total shareholder return compared to the total shareholder return performance of the companies in the 2023 peer group, during the three-year performance period from January 1, 2023, through December 31, 2025, assuming reinvestment of dividends during the performance period. The TSR metric enables us to encourage performance that increases shareholder value and also increases it to an extent that compares favorably relative to the companies in our 2023 peer group. Compounded EPS growth is based on the rate of EPS growth, compounded annually over the three-year period from January 1, 2023, through December 31, 2025, over our 2022 EPS.

For 2023 LTPP awards, the threshold, target and maximum performance goals related to the compounded EPS growth rate metric for the three-year period from January 1, 2023, through December 31, 2025, compared to our 2022 adjusted EPS, were based on the relevant period of our long-term, five-year financial plan that was reviewed and approved by the Board in the fall of 2022. These goals were set by the

ED&CC in December 2022, after review by its independent compensation consultant. These goals reflected the period of that financial plan whereby proceeds from the sales of HOS in December 2021 and New York American Water in January 2022 were to be redeployed over time into the regulated businesses as we transitioned to a substantially regulated business.

38	AMERICAN WATER | 2024 PROXY STATEMENT

Performance Vesting of PSUs Granted in 2021

In 2021, we granted two equally weighted types of PSUs to our NEOs: one with a three-year performance measure based on total shareholder return relative to companies in our 2021 peer group, and the other with a three-year performance measure based on the annual rate of our compounded adjusted EPS growth. The payouts of the two types of PSUs are summarized in the table below:

Performance Measure	Threshold Performance (Weighting)	Target Performance (Weighting)	Maximum Performance (Weighting)	Actual Performance	Percentage of Target Award Earned
Relative Total Shareholder Return	25th percentile (25%)	50th percentile (100%)	90th percentile (200%)	12th percentile	0.00%
Compounded Adjusted EPS Growth Rate	6.0% (0%)	8.0% (100%)	10.0% (200%)	9.91% (1)	197.75%

(1)	See Part B of Appendix A for a calculation of actual performance for this 2021 PSU award.

Actual performance is based on the rate of EPS growth, compounded annually over the three-year period from January 1, 2021 through December 31, 2023, over our 2020 adjusted EPS. To reflect the sale of HOS in December 2021, in January 2022, the ED&CC approved the amendment and adjustment of the outstanding 2021 PSU awards based on our compounded EPS growth. See “Executive Compensation—2023 Summary Compensation Table—Modification of 2021 PSU Awards During 2022” beginning on page 47 for a discussion of these amendments and adjustments. The ED&CC certified the achievement of the requisite PSU performance measures in February 2024.

Limited Perquisites and Other Benefits

We provide limited perquisites to our NEOs, consisting principally of reimbursement for executive physicals, Company-paid life insurance benefits, and, where applicable, relocation assistance. We believe that providing executives with limited perquisites supports our emphasis on performance-based pay, while providing NEOs with a benefit package that is competitive and supports executive retention. The incremental costs of certain of these perquisites are described in footnote (5) to the Summary Compensation table on page 46 of this proxy statement.

EXECUTIVE STOCK OWNERSHIP GUIDELINES AND STOCK RETENTION REQUIREMENTS

The Board has adopted executive stock ownership guidelines and complementary stock retention requirements that further emphasize the importance of linking the financial interests of our executives with those of our shareholders. The stock ownership guidelines are expressed as a multiple of annual base salary. Executives (directly or through immediate family members or controlled entities) are expected to hold a specified amount of common stock (including certain equivalents) based on the executive’s position, as follows:

Officer Level	Multiple of Annual Base Salary
Chief Executive Officer	6 times
Chief Operating Officer	3 times
Executive Vice Presidents	3 times
Senior Vice Presidents	3 times
Vice Presidents and Line of Business Presidents	1 time

For purposes of the executive stock ownership guidelines, shares of common stock, shares underlying vested and unvested RSUs and shares underlying vested PSUs count toward satisfying the ownership guidelines. Shares underlying vested or unvested stock options and unvested PSUs do not count.

Under our executive stock ownership guidelines, to sell or transfer shares of common stock, and subject

AMERICAN WATER | 2024 PROXY STATEMENT	39

to certain exceptions, each executive must be in compliance with the stock ownership guidelines at the time of the sale or transfer. Sales or transfers will be permitted to the extent they do not cause the executive’s total ownership to fall below the required threshold.

Each executive who becomes subject to the stock ownership guidelines has five years to comply with them. The stock ownership guidelines provide that in the event of a promotion that increases an executive’s multiple of base salary, a new five-year compliance period will begin to run for that executive as of the effective date of the promotion.

Mses. Kennedy and Norton are in compliance as of the record date and all of our other NEOs covered by the stock ownership guidelines are within their five-year compliance period. The compliance period for each of Ms. Hardwick and Messrs. Griffith and Gallegos ends in 2027.

POLICIES PROHIBITING HEDGING, PLEDGING, MARGINING AND SHORT SELLING, AND WITH RESPECT TO RULE 10B5-1 TRADING PLANS

Our insider trading policy prohibits all directors, officers (including our NEOs) and employees (among others), including their immediate family members and controlled entities, from engaging in any hedging transaction. No covered person may:

•	enter into any hedging transaction, as described in the insider trading policy;
•	buy or sell any security that derives its value from the price of any of our securities; or
•	enter into any other transaction of a similar nature that has the effect of reducing or eliminating the investment risk associated with any of our securities owned by such covered person.

The above restrictions are intended to prohibit transactions in financial instruments involving our securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds, as well as transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity and debt securities.

Our insider trading policy also prohibits covered persons from pledging our securities to a lender as collateral for a loan, from using them in a margin account as collateral for any obligation incurred in connection with a purchase of securities, or for entering into any other similar transaction that has the effect of using our securities as collateral or security for a loan or any other obligation. In addition, the policy prohibits covered persons from selling our securities short, which is the practice of selling securities that are not owned by the seller. This prohibition includes “short sales against the box,” where the seller actually owns the securities being sold but fails to deliver them to the purchaser within a specified time period after the sale. The insider trading policy requires directors and NEOs to obtain review and approval from senior executive management and the Company’s SEC Counsel prior to implementing or terminating any Rule 10b5-1 trading plan.

A copy of our insider trading policy is included on our Investor Relations website at ir.amwater.com.

ONGOING AND POST-EMPLOYMENT ARRANGEMENTS AND BENEFIT PLANS

We have several agreements, plans and arrangements that enable our NEOs to accrue retirement benefits as they continue to work for us, provide severance benefits upon certain types of termination of employment, or provide other forms of deferred compensation. Not all of these plans apply to each

NEO, as indicated in the discussion below. None of our executives participating in any of these plans is entitled to receive excise tax gross-up payments thereunder. The Company believes these programs are important recruitment and retention tools.

40	AMERICAN WATER | 2024 PROXY STATEMENT

American Water Savings Plan

The Savings Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries, or the Savings Plan, is a tax-qualified 401(k) defined contribution plan available to employees of American Water, including our NEOs, and certain subsidiaries.

Under the Savings Plan, employees may contribute, subject to limitations imposed by the Internal Revenue Code of 1986, as amended, or the Code, up to 50 percent of their base salary and up to 100 percent of their APP award, up to limits determined under the Code.

For a NEO participant hired before January 1, 2006 (for 2023, this applies to Ms. Norton), the matching contribution formula is 50 percent of a participant’s base salary contributions to the Savings Plan for the plan year, up to a maximum of 5 percent. For NEO participants hired or rehired on or after January 1, 2006 (for 2023, this applies for all NEOs except Ms. Norton), the matching contribution formula is (a) 100 percent of a participant’s base salary and APP contributions to the Savings Plan for the plan year up to the first 3 percent, and (b) 50 percent of a participant’s base salary and APP contributions to the Savings Plan for the plan year up to the next 2 percent. The Savings Plan does not match a participant’s catch-up contributions. In addition, for NEO participants hired or rehired after January 1, 2006 (for 2023, this applies for all NEOs except Ms. Norton), we provide an employer defined contribution equal to 5.25 percent of the participant’s base salary, subject to limitations imposed under the Code. We provide more generous contributions to participants rehired or hired on or after January 1, 2006, because they are ineligible to participate in the defined benefit pension plans described below.

Amounts credited to an employee’s account may be invested among a number of investment funds, and the value of a participant’s account will increase or decrease to reflect the performance of selected investments.

Pension Plan and Executive Retirement Plan

The Pension Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries, or the AWWPP, is a tax-qualified defined benefit pension plan that is generally available to eligible employees who commenced employment with us prior to January 1, 2006. The AWWPP provides an annual retirement benefit based on an employee’s earnings and years of service. For executives hired prior to July 1, 2001, a grandfathered benefit is provided. Ms. Norton is the only NEO who participates in the AWWPP.

The American Water Works Company, Inc. Executive Retirement Plan, or the ERP, is a nonqualified defined benefit pension plan that provides pension benefits under the same formula as the AWWPP, but without the pay and benefit limitations that are applicable to the AWWPP under the Code. The ERP also provides a minimum benefit in accordance with the provisions of former executive retirement plans. Ms. Norton is the only NEO who participates in the ERP.

We closed the AWWPP (subject to certain exceptions) and the ERP to new employees on December 31, 2005, and replaced those plans with defined contribution plans. This action was taken for a number of reasons, including to allow us to incur fixed costs for retirement benefits on an ongoing basis. In contrast, we are subject to variable costs in connection with our defined benefit plans based on the performance of the plans’ investment portfolios. For further information on these plans, see “Executive Compensation—Pension Benefits at December 31, 2023” and “Executive Compensation—Description of Pension and Other Retirement Plans” beginning on page 51 of this proxy statement.

Nonqualified Deferred Compensation Plan

The Nonqualified Savings and Deferred Compensation Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries, or the Employee Deferred Compensation Plan, enables participants to defer up to 20 percent of their base salary and up to 100 percent of their APP award and provides benefits in excess of the maximum benefits that may be provided under the Savings Plan as a result of limits imposed by the Code. We refer to compensation in excess of those limits as “excess

AMERICAN WATER | 2024 PROXY STATEMENT	41

compensation.” Each of our NEOs is eligible to participate in the Employee Deferred Compensation Plan.

We provide matching contributions on excess compensation using the same matching formulas as described above under the Savings Plan. In addition, for participants rehired or hired on or after January 1, 2006 (for 2023, all NEOs except Ms. Norton), we provide an employer defined contribution that is equal to 5.25 percent of the participant’s APP award plus the participant’s base salary in excess of the compensation limit imposed by the Code.

Each participant may allocate amounts credited to their account among several notional investments, and the value of the account will be increased or decreased to reflect returns under the selected notional investments. The participant may elect to receive payment of deferred amounts in a lump sum or in annual installments, on or beginning at separation from service or a specified distribution date. See “Executive Compensation—2023 Nonqualified Deferred Compensation” beginning on page 52 of this proxy statement for additional information.

Executive Severance Policy

Under our Executive Severance Policy, we provide severance benefits to our NEOs. Our policy is designed to provide a clear statement of the rights of our executives if they are involuntarily terminated without cause (as defined under the policy), except in cases following a change of control, as discussed below. Among other things, the Executive Severance Policy provides for 18 months and 12 months of salary continuation for our CEO and other NEOs, respectively, and a pro rata APP award for the year in which the termination date occurs to the extent a payment is earned under the terms of the APP. In addition, the policy provides for Company-paid welfare benefits for a specified number of weeks based on years of service, up to 12 months of outplacement services, and credit for the severance period for purposes of vesting under any applicable nonqualified deferred compensation or defined benefit retirement plans. See “Executive Compensation—Potential Payments on Termination or Change of Control” beginning on page 53 of this proxy statement for further information.

Change of Control Severance Policy

The Change of Control Severance Policy provides benefits to each of our NEOs, if within 24 months after the consummation of a “change of control,” the NEO’s employment is involuntarily terminated without “cause” or if the NEO resigns from employment for “good reason” (each as defined in this policy). The occurrence or potential occurrence of a change of control transaction often creates uncertainty regarding the continued employment of a company’s executive officers. In order to continue to encourage our NEOs to remain employed with us in connection with such a transaction, or to attract new executives in the midst of such a transaction, we provide our NEOs with specified severance benefits if the NEO’s employment terminates for the reasons described above in connection with a change of control.

In the event of a covered termination, the CEO and the other NEOs would be eligible to receive three times and two times, respectively, the sum of (1) such NEO’s annual base salary on the termination date of employment and (2) the greater of the last annual award paid to the NEO under the APP, or the average of the last three such annual APP awards. Each NEO would also receive paid COBRA coverage for health, dental and vision benefits for the maximum statutory period, would continue to be eligible to participate for six months in our Employee Assistance Plan and would receive up to 12 months of outplacement services. The Change of Control Severance Policy also provides that, in the event of a covered termination, each NEO would be entitled to receive unpaid base salary due for periods prior to the termination date, all accrued and unused vacation through the termination date, and reimbursement of all properly documented reasonable and necessary expenses incurred in connection with employment prior to the termination date. In addition, the policy provides that benefits payable to a NEO under the Employee Deferred Compensation Plan shall be fully vested, and the timing of payment of such benefits shall remain subject to the terms of such plan.

The benefits and payments provided under this policy are designed to replace and enhance existing benefits payable under the Executive Severance Policy following a change of control.

See “Executive Compensation—Potential Payments on Termination or Change of Control” beginning on page 53 of this proxy statement for further information.

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Terms of Outstanding Equity Grants

Acknowledging that executives serving in our CEO, CFO and COO positions consistently make decisions that are both in our short- and long-term interests, the ED&CC has approved the granting of long-term equity awards under the 2017 Omnibus Plan to persons serving in these roles to provide for continued vesting after retirement under certain circumstances as discussed in more detail below.

Except as contemplated in these limited circumstances, we do not provide for continued vesting of long-term equity awards granted under the 2017 Omnibus Plan in the event of retirement. For an executive serving in the CEO, CFO or COO role with at least three years of consecutive service in one or more of these positions, an equity award will continue to vest over the normal vesting schedule following a separation of service based upon either normal retirement or early retirement, as follows:

•	in the event of a normal retirement, defined as having attained age 60 and five years of service at American Water, 100 percent of the award will continue to vest; and
•	in the event of an early retirement, defined as having attained age 55 and five years of service at American Water, 75 percent of the award will continue to vest.

In connection with the foregoing, PSUs will continue to vest and shall be paid at the end of the three-year performance period based on actual performance.

Any stock option granted to an executive serving in the CEO, CFO and COO roles will remain exercisable for a period of two years after the retirement date; however, no stock options have been granted to any of our executives in these roles.

CHANGE OF CONTROL PROVISIONS IN EQUITY PLANS

Most of our compensation plans and policies do not contain change of control provisions affecting the compensation of our NEOs. Upon a change of control in which American Water is not the surviving entity, the 2017 Omnibus Plan requires all unexercised options and other grants of awards thereunder to be assumed by or converted to similar awards of the acquiring company. The vesting of such assumed or converted awards will be accelerated only if the participant’s employment is terminated other than (i) for cause or

(ii) due to death or disability, within 12 months after the change of control. To the extent any such awards are not assumed or converted, option awards will become fully exercisable, all restrictions upon awards will lapse and all stock units will fully vest, upon the change of control. See “Executive Compensation—Potential Payments on Termination or Change of Control—Equity Awards” beginning on page 55 of this proxy statement for further information.

RECOVERY OF INCENTIVE COMPENSATION

In September 2023, the ED&CC reviewed and recommended to the Board, and the Board approved and adopted, effective December 1, 2023, an Incentive-Based Compensation Recovery Policy applicable to all Section 16 officers. The new policy complies with, and will be interpreted and administered in a manner consistent with, all applicable laws, the rules and regulations of the NYSE and Rule 10D-1 of the Exchange Act.

Under the policy, in the event the Company is required to prepare a restatement, the Company will, as promptly as reasonably possible, recover any incentive-based compensation erroneously received by a covered executive during the recovery period. The amount of compensation erroneously received by a covered executive will be equal to the excess of the incentive-

based compensation received by such executive based on the erroneous data in the financial statements over such compensation based on the restated results, without respect to any tax liabilities incurred or paid by such executive. We may also seek to recover incentive-based payments if a covered executive commits acts of fraud, embezzlement, theft or other ethical misconduct (as determined by the Board in its sole discretion), and a restatement by the Company is not required. In addition to recovery, the Board may take any and all other actions it deems necessary, appropriate and in the Company’s best interest, including termination of the covered executive’s employment and initiating legal action against the covered executive. Moreover, the terms of the APP and the 2017 Omnibus Plan specifically require that grants under those plans be subject to this policy.

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TAX AND ACCOUNTING CONSIDERATIONS

Tax Considerations

Under Section 162(m) of the Code, a public company is prohibited from deducting for federal income tax purposes compensation in excess of $1.0 million paid to certain of its executive officers. The ED&CC believes that the income tax impacts of compensation is only one of many other relevant considerations in setting compensation. The ED&CC also believes that the Section 162(m) tax deduction limitation should not be permitted to compromise the Company’s ability to design and maintain executive compensation arrangements that, among other things, are intended to attract, retain and motivate talented, high-performing executives, and that are designed to discourage decision-making focused solely on compensatory consequences and excessive risk-taking.

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation plans are includible in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees may be subject to additional taxes, interest and penalties. Our nonqualified deferred compensation arrangements are intended to satisfy the requirements of Section 409A.

Accounting Considerations

RSU and PSU awards are accounted for based on their grant date fair value, as determined under ASC 718, which is recognized over the service or vesting period applicable to the grant. Forfeitures are estimated, and the compensation cost of awards will be reversed if the employee does not remain employed by us throughout the service or vesting period.

44	AMERICAN WATER | 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

2023 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of each of our NEOs for 2023.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation ($) (5)	Total ($)

M. Susan Hardwick President and Chief Executive Officer (6)	2023	$1,057,880	$—	$4,654,564	$1,678,611	$—	$329,770	$7,720,825
	2022	$975,096	$100,000	$4,067,077	$1,335,400	$—	$243,180	$6,720,753
	2021	$616,908	$—	$1,140,129	$541,369	$—	$110,281	$2,408,687

John C. Griffith Executive Vice President and Chief Financial Officer (7)	2023	$748,982	$—	$1,884,974	$990,538	$—	$163,754	$3,788,248
	2022	$460,099	$950,000	$1,812,518	$554,618	$—	$234,602	$4,011,837

Cheryl Norton Executive Vice President and Chief Operating Officer (8)	2023	$659,678	$—	$1,336,248	$654,055	$2,496,415	$50,362	$5,196,758
	2022	$613,750	$—	$1,099,808	$557,974	$—	$37,887	$2,309,419
	2021	$482,204	$—	$749,840	$405,013	$915,883	$29,121	$2,582,061

James H. Gallegos Executive Vice President and General Counsel (9)	2023	$619,846	$—	$998,341	$614,817	$—	$121,195	$2,354,199
	2022	$452,305	$100,000	$1,960,109	$411,593	$—	$643,096	$3,567,103

Melanie M. Kennedy Executive Vice President, Chief Human Resources Officer (10)	2023	$452,489	$—	$546,560	$388,974	$—	$108,014	$1,496,037
	2022	$435,545	$—	$536,434	$343,585	$—	$101,460	$1,417,024
	2021	$412,478	$—	$459,892	$265,420	$—	$91,316	$1,229,106

(1)

In 2023, the following NEOs deferred a portion of their base salary under the Employee Deferred Compensation Plan: Ms. Hardwick—$52,827; Mr. Griffith—$37,421; Ms. Norton—$131,715; Mr. Gallegos—$61,938; and Ms. Kennedy—$27,129.

(2)	The amounts shown in this column reflect the aggregate grant date fair value of PSUs and RSUs granted to the NEOs. The grant date fair value of PSUs and RSUs granted in 2023 is as follows:

Name	PSUs	RSUs

M. Susan Hardwick	$3,258,217	$1,396,347

John C. Griffith	$1,319,537	$565,437

Cheryl Norton	$935,351	$400,897

James H. Gallegos	$698,825	$299,516

Melanie M. Kennedy	$382,618	$163,942

With respect to the PSUs, the amounts disclosed in the table above include the grant date fair value based upon the target outcome of the performance conditions, determined at the grant date in accordance with ASC 718. See Note 10—Stock Based Compensation in the Notes to Consolidated Financial Statements in the 2023 Form 10-K for the assumptions that were made in determining grant date fair values of the PSU and RSU awards.

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The following table shows the fair value of the PSU awards at the grant date, assuming the highest level of performance was achieved:

	Grant Date Fair Value

Name	2023	2022	2021

M. Susan Hardwick	$6,516,434	$5,734,170	$1,596,170

John C. Griffith	$2,639,074	$2,537,560	$—

Cheryl Norton	$1,870,702	$1,569,680	$1,049,830

James H. Gallegos	$1,397,650	$1,344,058	$—

Melanie M. Kennedy	$765,236	$767,000	$643,820

(3)

The amounts shown in this column constitute payments under the APP with respect to each performance year, which are generally paid in March of the next calendar year. The following NEOs deferred a portion of their APP payment with respect to 2023 under the Employee Deferred Compensation Plan: Ms. Hardwick—$83,931; Mr. Griffith—$49,527; Ms. Norton—$327,027; Mr. Gallegos—$61,482; and Ms. Kennedy—$23,338.

(4)

The amounts shown in this column reflect the aggregate changes in the actuarial present values of accumulated benefits under our defined benefit pension plans. For further information on these pension plans, see “—Pension Benefits at December 31, 2023.” None of the NEOs received “above-market” or “preferential” earnings (as defined by SEC regulation) under the Employee Deferred Compensation Plan. The change in pension value for 2022 for Ms. Norton was $(159,010), which is not reflected in the Summary Compensation Table in accordance with SEC regulations.

(5)	The totals shown in this column for 2023 consist of:

Name	Savings Plan Company Match	Savings Plan Company Defined Contribution Account (a)	Company Contributions to Employee Deferred Compensation Plan (b)	Executive Physical	Dividend Equivalents (c)	Company- Paid Life Insurance	Total All Other Compensation

M. Susan Hardwick	$13,200	$17,325	$222,476	$900	$75,408	$461	$329,770

John C. Griffith	$13,200	$17,325	$130,329	$—	$2,439	$461	$163,754

Cheryl Norton	$8,250	$—	$8,214	$1,730	$31,707	$461	$50,362

James H. Gallegos	$13,200	$17,325	$83,639	$1,575	$4,995	$461	$121,195

Melanie M. Kennedy	$13,200	$17,325	$47,279	$1,730	$28,019	$461	$108,014

(a)

The Defined Contribution Account is an account in the Savings Plan to which American Water contributes 5.25 percent of each eligible employee’s total cash compensation (which includes annual base salary), subject to Code limits on compensation that may be taken into account. Generally, only employees hired on or after January 1, 2006, are eligible for this contribution.

(b)

The amounts in this column represent matching contributions with respect to 2023 made by the Company to the NEOs’ accounts in the Employee Deferred Compensation Plan. These contributions are generally paid in the second quarter of the next calendar year. For further information on this plan, see “—2023 Nonqualified Deferred Compensation.”

(c)

Dividend equivalents are paid in cash with respect to PSUs and RSUs at such time, if ever, as the PSUs or RSUs are converted to common stock. Amounts in this column reflect PSU and RSU dividend equivalents that were paid out in 2023.

(6)

Ms. Hardwick has served as President and Chief Executive Officer since February 2, 2022. She served as Executive Vice President and Chief Financial Officer from July 1, 2019, until February 2, 2022. From December 7, 2021, until January 31, 2022, Ms. Hardwick also served as our Interim Chief Executive Officer and continued to serve as Chief Financial Officer until May 16, 2022.

(7)	Mr. Griffith joined the Company as Executive Vice President and Chief Financial Officer on May 16, 2022.

(8)	Ms. Norton was promoted to Executive Vice President and Chief Operating Officer effective March 1, 2021.

46	AMERICAN WATER | 2024 PROXY STATEMENT

(9)	Mr. Gallegos joined the Company as Executive Vice President and General Counsel on April 1, 2022.

(10)	Ms. Kennedy was promoted to Executive Vice President, Chief Human Resources Officer on December 9, 2021.

Comparison of Key Elements of Total Compensation

The following table presents a comparison of the key elements of total compensation for 2023 for each NEO, including the percentage of salary and bonus compared to total compensation. This section uses information contained in the 2023 Summary Compensation Table.

	Percentage of Total Compensation
Name	Total Salary and Bonus	Incentive Compensation	Change in Pension Value	Other
M. Susan Hardwick	13.7%	82.0%	—%	4.3%
John C. Griffith	19.8%	75.9%	—%	4.3%
Cheryl Norton	12.7%	38.3%	48.0%	1.0%
James H. Gallegos	26.3%	68.5%	—%	5.2%
Melanie M. Kennedy	30.3%	62.5%	—%	7.2%

Employment Offer Letters

Historically, when a new NEO joins us, we enter into an employment offer letter with the NEO (which is filed with the SEC) providing for the initial terms of the NEO’s compensation. The 2023 Summary Compensation Table above reflects compensation that is ultimately earned and paid to our NEOs pursuant to these offer letters.

Under the terms of Ms. Hardwick’s and Mr. Griffith’s 2022 employment offer letter, each of them received annual base salary, an APP award opportunity and an LTPP award opportunity, the latter of which is to vest ratably over three years and has the continued vesting provisions applicable to an executive serving in the CEO or CFO role. In addition, Mr. Gallegos’s 2022 employment offer letter provided him with stated annual base salary, APP and LTPP award opportunities, and, as a sign-on benefit, a grant of $1 million in RSUs that vests ratably over three years.

Modification of 2021 PSU Awards During 2022

In January 2022, to reflect the sale of HOS in December 2021, the ED&CC approved the amendment and adjustment of the outstanding 2021 PSU awards based on our compounded EPS growth. First, the starting EPS was decreased by $0.40, which is equivalent to the contribution of the HOS business to the Company’s EPS in the 2020 fiscal years. Second, the ending EPS for these awards was adjusted to exclude the impact of income recognized under a secured seller note and revenue share agreements entered into in connection with the HOS sale. These adjustments are reflected in the calculation of the three-year compounded EPS growth rate used to determine achievement of the EPS performance goal for the 2021 PSU awards.

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2023 GRANTS OF PLAN-BASED AWARDS

The following table presents certain information regarding plan-based awards granted to our NEOs during the fiscal year ended December 31, 2023.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

M. Susan Hardwick

APP	2/14/2023	$1,269,271	$2,538,542	—	—	—	—	$—

RSU	2/14/2023	$—	$—	—	—	—	9,352	$1,396,347

PSU	2/14/2023	$—	$—	2,424	9,697	19,394	—	$1,629,096

PSU	2/14/2023	$—	$—	2,728	10,911	21,822	—	$1,629,121

John C. Griffith

APP	2/14/2023	$748,989	$1,497,978	—	—	—	—	$—

RSU	2/14/2023	$—	$—	—	—	—	3,787	$565,437

PSU	2/14/2023	$—	$—	982	3,927	7,854	—	$659,736

PSU	2/14/2023	$—	$—	1,105	4,419	8,838	—	$659,801

Cheryl Norton

APP	2/14/2023	$494,560	$989,120	—	—	—	—	$—

RSU	2/14/2023	$—	$—	—	—	—	2,685	$400,897

PSU	2/14/2023	$—	$—	696	2,784	5,568	—	$467,712

PSU	2/14/2023	$—	$—	783	3,132	6,264	—	$467,639

James H. Gallegos

APP	2/14/2023	$464,890	$929,780	—	—	—	—	$—

RSU	2/14/2023	$—	$—	—	—	—	2,006	$299,516

PSU	2/14/2023	$—	$—	520	2,080	4,160	—	$349,440

PSU	2/14/2023	$—	$—	585	2,340	4,680	—	$349,385

Melanie M. Kennedy

APP	2/14/2023	$294,120	$588,240	—	—	—	—	$—

RSU	2/14/2023	$—	$—	—	—	—	1,098	$163,942

PSU	2/14/2023	$—	$—	285	1,139	2,278	—	$191,352

PSU	2/14/2023	$—	$—	320	1,281	2,562	—	$191,266

(1)

These columns represent target and maximum APP payout opportunities. The actual payments that were made under the APP for 2023 performance are shown in the 2023 Summary Compensation Table. There is no specified minimum award for participants in the APP, and therefore we did not include a column in the table for the threshold amount of such award. For further information on the APP, see “Compensation Discussion and Analysis—2023 Compensation—2023 Annual Performance Plan” beginning on page 35 of this proxy statement.

(2)

These columns represent threshold, target and maximum payout opportunities under the LTPP with respect to our PSUs. For further information on the LTPP, under which the PSUs were granted, see “Compensation Discussion and Analysis—2023 Compensation—2023 Long-Term Performance Plan” beginning on page 37 of this proxy statement.

(3)

This column represents grants of RSUs. For further information on the LTPP, under which most of the RSUs were granted, see “Compensation Discussion and Analysis—2023 Compensation—2023 Long-Term Performance Plan” beginning on page 37 of this proxy statement.

(4)	This column represents the grant date fair values of the PSUs and RSUs, determined in accordance with ASC 718. See footnote (2) to the 2023 Summary Compensation Table for additional information.

48	AMERICAN WATER | 2024 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table presents information regarding equity awards held by our NEOs at December 31, 2023. None of our NEOs held any outstanding stock options as of December 31, 2023; thus, the table below omits all columns pertaining to option awards.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

M. Susan Hardwick

	2/16/2021	706	$93,185	8,400	$1,108,716

	2/15/2022	5,451	$719,477	46,646	$6,156,806

	2/14/2023	9,352	$1,234,370	41,216	$5,440,100

John C. Griffith

	5/16/2022	2,484	$327,863	26,130	$3,448,899

	2/14/2023	3,787	$499,846	16,692	$2,203,177

Cheryl Norton

	2/16/2021	232	$30,622	2,762	$364,556

	3/1/2021	261	$34,449	3,338	$440,583

	2/15/2022	1,432	$189,010	12,244	$1,616,086

	2/14/2023	2,685	$354,393	11,832	$1,561,706

James H. Gallegos

	4/1/2022	5,087	$671,433	9,342	$1,233,051

	2/14/2023	2,006	$264,772	8,840	$1,166,792

Melanie M. Kennedy

	2/16/2021	285	$37,617	3,388	$447,182

	2/15/2022	695	$91,733	5,946	$784,813

	2/14/2023	1,098	$144,925	4,840	$638,832

(1)

This column reflects RSUs that are not subject to performance conditions and will vest in equal increments on January 31 of each of the three years following the year in which the RSUs were granted, and subject to continued employment through each vesting date.

(2)	The market value of the RSUs and PSUs is based on the $131.99 closing price of a share of our common stock on December 29, 2023, the last trading day of the year, as reported by the NYSE.

(3)

This column reflects PSUs that are subject to vesting upon the achievement of stated performance goals over a three-year period and are earned in three equal annual increments on January 31 of each year in such three-year period, subject to continued employment through each such date. In accordance with applicable SEC regulations, the number of shares disclosed in this column represents the number of shares that would vest if maximum performance is achieved.

AMERICAN WATER | 2024 PROXY STATEMENT	49

2023 OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding the vesting of RSUs and PSUs held by our NEOs during 2023. None of our NEOs held any stock options during 2023; thus, the table below omits all columns pertaining to the exercise of option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
M. Susan Hardwick	12,609	$1,912,102
John C. Griffith	1,241	$194,204
Cheryl Norton	5,086	$770,118
James H. Gallegos	2,542	$397,798
Melanie M. Kennedy	4,268	$643,703

(1)

Represents the aggregate market value of the shares realized on vesting, calculated by multiplying the vested number of shares by the closing price of a share of common stock on the date the applicable RSUs or PSUs vested (or on the last trading day prior thereto when the vesting occurs on a non-trading day).

PENSION BENEFITS AT DECEMBER 31, 2023

The following table presents certain information regarding pension benefits for each of our NEOs at December 31, 2023.

Name	Plan Name (1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
M. Susan Hardwick	N/A	N/A	N/A	N/A
John C. Griffith	N/A	N/A	N/A	N/A
Cheryl Norton (3)	ERP	35	$4,668,108	N/A
	AWWPP	35	$1,772,289	N/A
James H. Gallegos	N/A	N/A	N/A	N/A
Melanie M. Kennedy	N/A	N/A	N/A	N/A

(1)	Since Mses. Hardwick and Kennedy, and Messrs. Griffith and Gallegos, were hired after January 1, 2006, they are not eligible to participate in the AWWPP or the ERP.

(2)

Amounts shown reflect the present value of the accumulated benefit as of December 31, 2023. All amounts for the AWWPP and the ERP were determined using the same interest and mortality assumptions as those used for financial reporting purposes. The following assumptions were used to calculate pension values at the following measurement dates:

•

In 2023, for discounting annuity payments, we used a discount rate of 5.18 percent and mortality table of Pri-2012 projected forward using generational Scale MP-2021, and for calculating lump sums, we used an interest rate of 5.18 percent and the IRS Prescribed Table for Lump Sums for 2024.

•

In 2022, for discounting annuity payments, we used a discount rate of 5.58 percent and mortality table of Pri-2012 projected forward using generational Scale MP-2021, and for calculating lump sums, we used an interest rate of 5.58 percent and the IRS Prescribed Table for 2023.

(3)	Ms. Norton is eligible for a subsidized early retirement benefit payable in the form of an annuity under the provisions of the AWWPP and the ERP.

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For further information on American Water’s defined benefit pension plans, see “—Description of Pension and Other Retirement Plans” below and “—Potential Payments on Termination or Change of Control—AWWPP and ERP.”

DESCRIPTION OF PENSION AND OTHER RETIREMENT PLANS

AWWPP

The AWWPP is a qualified pension plan that is generally available to eligible employees who commenced employment with us prior to January 1, 2006. The AWWPP generally provides participants hired prior to July 1, 2001, including Ms. Norton, a grandfathered benefit. For years of service prior to July 1, 2001, the grandfathered benefit is calculated to be:

•	1.85 percent of the final average pay up to the Social Security average wage base multiplied by years of service (up to a maximum of 25 years of service through July 1, 2001), plus

•	2.1 percent of final average pay in excess of the Social Security average wage base multiplied by years of service (up to a maximum of 25 years of service through July 1, 2001), plus

•	0.7 percent of final average pay multiplied by years of service in excess of 25 years of service through July 1, 2001.

For years of service after July 1, 2001, for participants hired prior to July 1, 2001, the grandfathered benefit is calculated to be:

•	1.6 percent of final average pay up to the Social Security average wage base multiplied by years of service after July 1, 2001 (up to a maximum of 25 years of service prior to July 1, 2001), plus

•	2.1 percent of final average pay in excess of the Social Security average wage base multiplied by years of service after July 1, 2001, (up to a maximum of 25 years of service prior to July 1, 2001), plus

•	1.6 percent of final average pay multiplied by years of service after July 1, 2001, in excess of 25 years of service prior to July 1, 2001.

Final average pay is defined for purposes of the plan as the average sum of base pay plus APP payout for the highest 60 consecutive months out of the final 120 months of employment. Normal retirement is defined as age 65, and early retirement eligibility is satisfied when an employee’s age is at least 55 and the employee has attained a service requirement that varies based on whether the employee is in a grandfathered group and, if so, the location of such group. Benefits vest in the AWWPP upon completion of five years of service.

Ms. Norton is vested in her pension benefits. The normal form of payment is a single life annuity for single participants and a 50 percent joint and survivor annuity for married participants. The 50 percent joint and survivor annuity benefit amount is determined to be actuarially equivalent to the single life annuity amount.

The plan provisions include a reduction in benefits for early retirement for participants other than those who retire at age 62 or older with specified service levels, such as 20 years of service for someone who is age 62.

ERP

The ERP is a nonqualified defined benefit pension plan that is available to eligible employees who commenced employment with us prior to January 1, 2006. The ERP provides benefits under a restoration formula that mirrors the benefit formulas under the AWWPP, but without the pay and benefit payment limitations that are applicable to the AWWPP under the Code and including deferred compensation in calculating final average pay. The ERP also provides a minimum benefit in accordance with provisions of former executive retirement plans. Ms. Norton participates in this nonqualified pension plan and is entitled to the greater of the benefits determined pursuant to the restoration formula under the ERP and the benefits determined pursuant to her prior nonqualified plan formulas (if applicable). Ms. Norton is vested in this nonqualified pension benefit. Upon retirement, nonqualified plan benefits are payable as a lump sum unless the participant has elected an alternate form of payment pursuant to regulations under Section 409A of the Code. Ms. Norton will receive her benefits as a lump

AMERICAN WATER | 2024 PROXY STATEMENT	51

sum. Upon voluntary termination of employment prior to eligibility for early or normal retirement, nonqualified benefits are payable as deferred (to age 65) annuities or lump sum equivalents of such deferred annuities. All nonqualified plan lump sums are calculated as the present value of deferred or immediate single life annuities.

2023 NONQUALIFIED DEFERRED COMPENSATION

The following table presents certain information regarding the nonqualified deferred compensation benefits of each of our NEOs for 2023.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)

M. Susan Hardwick	$136,758	$222,476	$69,851	$—	$972,134

John C. Griffith	$86,948	$130,329	$1,607	$—	$218,884

Cheryl Norton	$458,742	$8,214	$171,834	$—	$1,587,433

James H. Gallegos	$123,420	$83,639	$7,432	$—	$214,491

Melanie M. Kennedy	$50,467	$47,279	$48,224	$(42,996)	$472,039

(1)	The following amounts in this column are also reported as compensation to the NEOs in the 2023 Summary Compensation Table in the columns indicated:

Name	Salary	Non-Equity Incentive Plan Compensation

M. Susan Hardwick	$52,827	$83,931

John C. Griffith	$37,421	$49,527

Cheryl Norton	$131,715	$327,027

James H. Gallegos	$61,938	$61,482

Melanie M. Kennedy	$27,129	$23,338

(2)	The amounts in this column are also reported as compensation to the NEOs in the 2023 Summary Compensation Table in the “All Other Compensation” column.

(3)	The following amounts were reported in the Summary Compensation Table in previous years as compensation to the listed NEOs: Ms. Hardwick—$565,319, Ms. Norton—$711,762, and Ms. Kennedy—$152,204.

DESCRIPTION OF THE EMPLOYEE DEFERRED COMPENSATION PLAN

For our NEOs, the Employee Deferred Compensation Plan permits the deferral of up to 20 percent of a participant’s base salary and up to 100 percent of a participant’s bonus each year on a tax-advantaged basis. It also provides for annual matching contributions determined by the following formula for our NEOs hired or rehired on or after January 1, 2006, namely Mses. Hardwick and Kennedy and Messrs. Griffith and Gallegos:

•	the sum of:
▪	100 percent of a participant’s voluntary deferrals for the year, up to a maximum of three percent of the sum of the participant’s base salary and bonus; and
▪	50 percent of a participant’s voluntary deferrals for the year, up to a maximum of the next two percent of the sum of the participant’s base salary and bonus, less
•	the maximum amount of matching contributions that the participant is eligible to receive under the Savings Plan for the year.

52	AMERICAN WATER | 2024 PROXY STATEMENT

In addition, we make annual contributions for our NEOs hired or rehired on or after January 1, 2006, equal to the sum of:

•	5.25 percent of the NEO’s base salary in excess of the dollar limitation in effect under Section 401(a)(17) of the Code with respect to the year; and
•	5.25 percent of the NEO’s bonus.

For our NEOs hired before January 1, 2006, namely, Ms. Norton, the matching contribution formula is:

•	50 percent of a participant’s base salary deferrals for the year, up to a maximum of five percent of the participant’s base salary, less
•	the maximum amount of matching contributions that the participant is eligible to receive under the Savings Plan for the year.

NEOs hired before January 1, 2006, are not eligible to receive the 5.25 percent annual contributions described above. A participant’s deferred compensation accounts are credited with returns in accordance with the deemed investment options, consistent with those offered under the Savings Plan, as elected by the participant from time to time at the participant’s discretion. For 2023, these deemed investment options experienced annual rates of returns of between 1.01 percent and 31.24 percent.

Participants are immediately vested in all contributions to the Employee Deferred Compensation Plan, except for our 5.25 percent annual contributions, which vest, unless otherwise determined by the ED&CC, at the earliest of:

•	completion of five years of service;
•	attainment of age 65;
•	death; or
•	a change of control.

Participants may elect to receive a distribution of their account balances upon a separation from service or a specified distribution date. Distributions are paid in the form of a lump sum or in annual installments over a period of between two and 10 years.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

This section describes the plans and arrangements that provide for payments to the NEOs in connection with certain events involving termination of employment, a change of control of American Water or a material change in employment responsibilities.

Executive Severance Policy

Our Executive Severance Policy provides severance benefits to executives whose employment is involuntarily terminated by American Water for reasons other than cause, and other than in connection with a change of control of American Water.

The determination of whether an executive’s employment is terminated for cause will be made by the ED&CC or the Board, as applicable. Under the policy, our CEO will receive 18 months, and other NEOs will receive 12 months, of base salary continuation and a pro rata APP award for the year in which the termination of employment occurs to the extent a payment is earned under the terms of the APP.

Eligible executives are entitled to continued Company-paid health, dental and vision coverage based on their years of service, in the amount of: eight weeks of coverage for less than five years of service; 12 weeks of coverage for at least five years but less than 10 years of service; and 16 weeks of coverage for 10 or more years of service. They are also entitled to life insurance coverage and continued participation in the employee assistance plan for the number of months of their severance benefits, as well as 12 months of outplacement services. Executives also receive credit for their severance period for purposes of vesting under any applicable nonqualified deferred compensation or defined benefit retirement plans. In order to receive severance benefits under the Executive Severance Policy, an executive must sign a release and waiver of any claims against American Water and agree to certain restrictive covenants. Severance benefits payable under the Executive Severance Policy will be offset and reduced by any other severance benefits payable under any employment agreement or otherwise.

AMERICAN WATER | 2024 PROXY STATEMENT	53

Change of Control Severance Policy

Our Change of Control Severance Policy provides severance benefits to a NEO whose employment is terminated without “cause” or if the NEO resigns from employment for “good reason,” each within 24 months after the consummation of a change of control. Whether a NEO’s employment is terminated for cause will be determined by the ED&CC or the Board, as applicable. Severance benefits will be payable to a NEO under this policy only if the NEO is not otherwise covered by an agreement that provides for severance benefits in the event of a covered termination of employment. A summary of the benefits provided under the Change of Control Severance Policy is described in “Compensation Discussion and Analysis—Ongoing and Post-Employment Arrangements and Benefit Plans—Change of Control Severance Policy.” In order to receive severance benefits under the Change of Control Severance Policy, a NEO must sign a severance agreement and general release, waiving any claims against American Water and agreeing to appropriate restrictive covenants dealing with confidentiality, non-solicitation and non-competition.

Annual Performance Plan

Generally, to receive an APP payment, an APP participant must continue to be employed with the Company on the date the award is paid, and a termination of a participant’s employment for any reason will result in a forfeiture of the participant’s award. However, in the event that a participant (including an NEO) retires from their employment prior to the receipt of an APP payment but after attaining age 55 and 10 years of service, the participant will receive their APP award in full.

Employee Deferred Compensation Plan

A summary of the terms of the Employee Deferred Compensation Plan is provided above under “—Description of the Employee Deferred Compensation Plan.” This section describes the payments that would be made under that plan upon various types of termination. NEOs are immediately vested in all their contributions to the Employee Deferred Compensation Plan, and generally become vested in our 5.25 percent annual contributions at the earliest of completion of five years of service, attainment of age 65, a change of control or death. A participant who is terminated for other than cause will receive the participant’s vested portion of their account balance. Upon a termination for cause, all employer contributions to this plan would be forfeited by the participant, but the participant would still be entitled to their elective deferrals and related income. Payments of vested amounts will be made at the time and in the form elected by the participant, except that a lump-sum distribution of vested amounts will be paid upon death.

AWWPP and ERP

Our retirement plans are described above under “—Description of Pension and Other Retirement Plans.” This section describes the payments that would be made under the retirement plans upon various types of termination of employment.

Voluntary and involuntary terminations of employment— Ms. Norton would have been entitled to benefits from the AWWPP and the ERP upon voluntary or involuntary termination of employment at December 31, 2023. Ms. Norton’s annual AWWPP benefit, payable as a 50 percent joint and survivor annuity beginning at age 59, is $159,241 as of December 31, 2023. Ms. Norton would also have received an ERP lump sum benefit of $5,126,104 as of December 31, 2023.

Retirement—At December 31, 2023, Ms. Norton was eligible for early retirement benefits under both the AWWPP and the ERP.

Disability—Benefits payable upon a termination of employment as a result of a disability are determined under the AWWPP and the ERP in the same manner as benefits payable upon early retirement, except that disability benefits are payable immediately and without reduction for early commencement. AWWPP benefits are payable as annuities; ERP disability benefits are payable as lump sums unless the participant has elected an alternate form of payment. Ms. Norton has completed the required 10 years of service to qualify for disability benefits of her respective plans.

54	AMERICAN WATER | 2024 PROXY STATEMENT

Death—In the event of death on December 31, 2023, Ms. Norton’s surviving spouse or named beneficiary would have received benefits under the AWWPP and/or the ERP (as applicable) calculated as if they had immediately elected a 100 percent joint and survivor annuity. The benefit under the AWWPP would have been equivalent to that payable as an immediate annuity based on Ms. Norton’s current age early retirement factor, in the form of a 100 percent joint and survivor annuity based on her and her survivor’s current age. The benefit under the ERP for Ms. Norton would have been paid as the immediate lump-sum equivalent of an annuity determined in the same manner as under the AWWPP.

For purposes of reporting these benefits in the termination table below, we reflected that Ms. Norton is married and we used her spouse’s actual age.

Equity Awards

In the event of a change of control in which American Water is not the surviving entity, the 2017 Omnibus Plan requires that all unexercised options and other grants of awards thereunder be assumed by or converted to similar options or awards of the acquirer company. To the extent any such options or awards are not assumed or converted, then all such options become fully exercisable, all restrictions upon awards will lapse and all stock units will fully vest, upon the change of control.

If a grant is assumed in connection with a change of control, and if, within the 12-month period following the occurrence of such change of control, the participant ceases to be employed by, or providing service to, the surviving corporation (or a parent or subsidiary of the surviving corporation) on account of:

•	a termination of such participant’s employment by the surviving corporation (or a parent or subsidiary of the surviving corporation) for any reason other than due to cause (as defined in the 2017 Omnibus Plan), death or disability (as defined in the 2017 Omnibus Plan), or
•	a termination of employment or service by the participant for good reason (as defined in the 2017 Omnibus Plan),

then as of the date of such termination of employment or service:

•	all awards will be accelerated;
•	all restrictions and conditions upon awards will lapse; and
•	all stock units will be fully vested.

Notwithstanding the foregoing, in the event of a change of control, the ED&CC may take any of the following actions with respect to any outstanding grants:

•	accelerate all outstanding options;
•	lapse all restrictions and conditions on outstanding stock awards;
•	vest all outstanding stock units;
•	require participants to surrender their outstanding options in exchange for payment;
•	terminate any unexercised options after giving participants an opportunity to exercise their options; and
•	determine that participants receive a payment in settlement of outstanding stock awards, stock units, dividend equivalents or other stock-based awards.

The ED&CC has granted long-term equity awards under the 2017 Omnibus Plan to persons serving in the CEO, CFO and COO roles to provide for continued vesting of these equity awards after retirement under certain circumstances. For further information, see “Compensation Discussion and Analysis—Ongoing and Post-Employment Arrangements and Benefit Plans—Terms of Outstanding Equity Grants” on page 43 of this proxy statement.

Quantification of Potential Payments on Termination or Change of Control

The following tables quantify the potential payments and benefits to which the NEOs would have been entitled to receive if one of several different termination of employment or change of control events occurred on December 31, 2023.

The amounts shown in the tables do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to non-union employees generally upon a termination of employment, including accrued salary and vacation pay, Savings Plan benefits, continued health and welfare coverage following an involuntary termination of employment and coverage under COBRA (other than the payment by the Company of a NEO’s COBRA

AMERICAN WATER | 2024 PROXY STATEMENT	55

premiums). All employees are also entitled to life insurance benefits of up to 1.5 times base salary, up to a maximum amount of $200,000, if death occurs while actively employed, which benefit is also not included in the tables below. The amounts shown in each table for “APP” are based on target performance. The amounts shown in each table below for “Deferred Compensation Benefits” reflect the value of employee and employer contributions in each NEO’s employee deferred compensation plan account as of December 31, 2023, and any acceleration of benefits provided under the terms of the Employee Deferred Compensation Plan, the Executive Severance Policy or the Change of Control Severance Policy.

With regard to the portion of RSUs subject to a continuation or acceleration of vesting at December 31, 2023, the assumed values of such awards are shown in the table in the applicable columns. With regard to the portion of PSUs subject to performance-based vesting following the continuation or acceleration of time-based vesting, we have assumed that such shares will be issued in respect of the PSUs based on target performance, and that dividend equivalents will continue to accrue through the duration of the applicable performance period. For RSUs and PSUs, the values shown in the tables are based on the number of RSUs or PSUs multiplied by $131.99, the closing price of our common stock as reported on the NYSE on December 29, 2023, the last trading day of the year. In addition, the value of accumulated dividends (and, for awards that remain subject to performance conditions through the end of the performance period, expected dividends for the remainder of the performance period) is included.

Name	Benefit	Voluntary Termination	Early/ Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change of Control	Disability	Death
M. Susan Hardwick	Cash Severance	$—	$—	$1,605,000	$—	$—	$7,216,200	$—	$—
	APP	$—	$—	$1,269,271	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$15,000	$—	$—
	Deferred Compensation Benefits	$462,107	$462,107	$732,932	$462,107	$—	$732,932	$462,107	$732,932
	COBRA Premiums	$—	$—	$—	$—	$—	$17,012	$—	$—
	RSUs and PSUs	$—	$294,332	$—	$—	$—	$7,216,139	$—	$—
	Total	$462,107	$756,439	$3,351,378	$462,107	$—	$15,197,283	$462,107	$732,932

Name	Benefit	Voluntary Termination	Early/ Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change of Control	Disability	Death
John C. Griffith	Cash Severance	$—	$—	$754,000	$—	$—	$2,617,236	$—	$—
	APP	$—	$—	$748,989	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$15,000	$—	$—
	Deferred Compensation Benefits	$39,028	$39,028	$39,028	$39,028	$—	$39,028	$39,028	$39,028
	COBRA Premiums	$—	$—	$—	$—	$—	$47,753	$—	$—
	RSUs and PSUs	$—	$—	$—	$—	$—	$3,172,599	$—	$—
	Total	$39,028	$39,028	$1,557,017	$39,028	$—	$5,891,616	$39,028	$39,028

56	AMERICAN WATER | 2024 PROXY STATEMENT

Name	Benefit	Voluntary Termination	Early/ Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change of Control	Disability	Death
Cheryl Norton	Cash Severance	$—	$—	$668,088	$—	$—	$2,452,125	$—	$—
	APP	$—	$494,560	$494,560	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$15,000	$—	$—
	Deferred Compensation Benefits	$1,260,406	$1,260,406	$1,260,406	$1,260,406	$—	$1,260,406	$1,260,406	$1,260,406
	Nonqualified Pension Benefits	$5,126,104	$5,126,104	$5,126,104	$5,126,104	$5,126,104	$5,126,104	$5,825,118	$4,207,968
	Qualified Pension Benefits	$2,115,535	$2,115,535	$2,115,535	$2,115,535	$2,115,535	$2,115,535	$2,717,868	$1,898,636
	COBRA Premiums	$—	$—	$—	$—	$—	$35,477	$—	$—
	RSUs and PSUs	$—	$—	$—	$—	$—	$2,127,614	$—	$—
	Total	$8,502,045	$9,156,100	$9,679,693	$8,502,045	$7,241,639	$13,132,261	$9,803,392	$7,367,010

Name	Benefit	Voluntary Termination	Early/ Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change of Control	Disability	Death
James H. Gallegos	Cash Severance	$—	$—	$624,000	$—	$—	$2,071,187	$—	$—
	APP	$—	$—	$464,890	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$15,000	$—	$—
	Deferred Compensation Benefits	$69,371	$69,371	$69,371	$69,371	$—	$69,371	$69,371	$69,371
	COBRA Premiums	$—	$—	$—	$—	$—	$39,257	$—	$—
	RSUs and PSUs	$—	$—	$—	$—	$—	$1,992,439	$—	$—
	Total	$69,371	$69,371	$1,173,261	$69,371	$—	$4,187,254	$69,371	$69,371

Name	Benefit	Voluntary Termination	Early/ Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause Following a Change of Control	Disability	Death
Melanie M. Kennedy	Cash Severance	$—	$—	$455,520	$—	$—	$1,598,210	$—	$—
	APP	$—	$—	$294,120	$—	$—	$—	$—	$—
	Outplacement Services	$—	$—	$15,000	$—	$—	$15,000	$—	$—
	Deferred Compensation Benefits	$412,721	$412,721	$412,721	$412,721	$—	$412,721	$412,721	$412,721
	COBRA Premiums	$—	$—	$—	$—	$—	$45,178	$—	$—
	RSUs and PSUs	$—	$—	$—	$—	$—	$960,634	$—	$—
	Total	$412,721	$412,721	$1,177,361	$412,721	$—	$3,031,743	$412,721	$412,721

AMERICAN WATER | 2024 PROXY STATEMENT	57

PAY VERSUS PERFORMANCE
The following table provides information showing the relationship during 2023, 2022, 2021 and 2020 between (1) executive compensation “actually paid” (as defined by SEC rule) to (a) each person serving as CEO and (b) our other NEOs on an average basis, and (2) the Company’s financial performance
.

							Value of Initial Fixed $100
Year	Summary Compensation Table Total for PEO Serving at End of Year	Compensation Actually Paid to PEO Serving at End of Year(1)	Summary Compensation Table Total for Other PEO Serving During Year	Compensation Actually Paid to Other PEO Serving During Year(1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(1)	Company TSR	Compen- sation Peer Group TSR (2)	Net Income (in millions)	EPS/ Adjusted EPS(3)
2023	$7,720,825 (4)	$6,663,470 (4)	N/A	N/A	$3,208,811 (5)	$2,296,630 (5)	$88.32	$94.14 (6)	$944	$4.89
2022	$6,720,753 (4)	$6,550,865 (4)	$1,522,833 (7)	$544,611 (7)	$2,826,346 (5)	$2,788,422 (5)	$130.03	$106.97 (6)	$820	$4.50
2021	$7,398,128 (7)	$8,409,238 (7)	N/A	N/A	$1,839,683 (5)	$2,025,485 (5)	$158.36	$105.88	$1,263	$4.27
2020	$5,675,833 (8)	$7,196,530 (8)	$4,072,322 (8)	$10,040,238 (8)	$1,715,619 (5)	$1,986,287 (5)	$126.88	$91.15	$709	$3.91

(1)
The table below sets forth each of the amounts required by SEC rule to be deducted from and added to the amount of total compensation as reflected in the Summary Compensation Table, to calculate executive compensation actually paid. In computing these amounts with respect to PSUs, (i) total fair value (FV) as of year-end
is based on the updated expected payout of the PSU using data through year-end
(including as estimated through Monte Carlo simulations), and (ii) total FV as of the vesting date is based on the number of shares actually earned based on performance.

	2023		2022			2021		2020
Adjustments to Total Compensation, from Summary Compensation Table	PEO at End of Year	All Average NEOs	PEO Serving at End of Year	Other PEO Serving During Year	All Average NEOs	PEO Serving at End of Year	All Average NEOs	PEO Serving at End of Year	Other PEO Serving During Year	All Average NEOs

Total Compensation, from Summary Compensation Table	$7,720,825	$3,208,811	$6,720,753	$1,522,833	$2,826,346	$7,398,128	$1,839,683	$5,675,833	$4,072,322	$1,715,619

Deduct grant date fair value (GDFV) of equity awards granted during the year	$(4,654,564)	$(1,191,531)	$(4,067,077)	$(290,791)	$(1,352,217)	$(3,999,969)	$(689,695)	$(2,543,912)	$(3,499,895)	$(530,355)

Add year-end FV of equity awards granted during year that are outstanding and unvested as of year-end	$4,312,502	$1,103,938	$3,974,063	$—	$1,315,031	$4,011,528	$706,983	$3,504,752	$4,633,888	$632,680

Add change in FV as of year-end of equity awards granted in prior years that are outstanding and unvested as of year-end	$(705,528)	$(238,561)	$78,663	$318,793	$8,930	$1,430,514	$321,927	$1,334,571	$4,402,666	$411,387

Add change in FV from end of the prior fiscal year to the vesting date for equity awards granted in prior years that vested during the year	$(9,765)	$870	$(155,537)	$(461,447)	$(57,025)	$116,792	$23,821	$156,075	$431,257	$32,566

Deduct FV at the end of the prior fiscal year for equity awards granted in prior years that were forfeited during the year	$—	$—	$—	$(1,041,948)	$—	$—	$—	$—	$—	$(92,035)

Deduct change in actuarial present value for all defined benefit and acturial pension plans	$—	$(624,104)	$—	$—	$—	$(1,017,097)	$(226,613)	$(1,191,466)	$—	$(203,161)

Add ASC 715 pension service cost attributable to services rendered in the year	$—	$37,207	$—	$497,171	$47,357	$469,342	$49,379	$260,677	$—	$19,586

Compensation Actually Paid (as defined by SEC rule)	$6,663,470	$2,296,630	$6,550,865	$544,611	$2,788,422	$8,409,238	$2,025,485	$7,196,530	$10,040,238	$1,986,287

58	AMERICAN WATER | 2024 PROXY STATEMENT

(2)
The identity of the companies, and the analysis utilized by the ED&CC to review and approve changes, in the peer group for 2023, 2022, 2021 and 2020 are incorporated by reference from the descriptions contained in “—Compensation Discussion and Analysis—Compensation Determinations and Pay Competitiveness” in this proxy statement and in the corresponding sections of our 2022 and 2021 proxy statements. The peer groups for 2021 and 2020 were comprised of the same companies as for 2022, except that MDU Resources Group, Inc. had been included for 2021 and 2020 and was replaced by Essential Utilities, Inc. in 2022.

(3)
This metric is the Company-Selected Measure, which in our assessment represents the most important financial performance measure we use to link compensation “actually paid” (as defined by SEC rule) in 2023 to our NEOs. Adjusted EPS for 2023, 2022 and 2021 is a non-GAAP measure. See Part A of Appendix A for a reconciliation.

(4)	Ms. Hardwick has been serving as our CEO effective as of February 2, 2022.
(5)
The persons included as NEOs in this calculation for each year are: (i) for 2023 and 2022, Mses. Kennedy and Norton, and Messrs. Gallegos and Griffith; (ii) for 2021, Mses. Kennedy, Hardwick and Norton, and Adam Noble and Michael A. Sgro; and (iii) for 2020, Ms. Hardwick, and Brian Chin, Bruce A. Hauk, Mr. Sgro and Loyd A. Warnock.

(6)
The cumulative TSR reported above for the Company’s peer group for (i) 2023 ($94.14) would have been $92.18 if the companies in the 2022 peer group had been used instead and (ii) 2022 ($106.97) would have been $106.63 if the companies in the 2021 peer group had been used instead. There were no peer group changes that impacted compensation for 2021 or 2020.

(7)	During 2021, Walter J. Lynch was CEO and served as our principal executive officer until his retirement on February 2, 2022.
(8)	Mr. Lynch was CEO as of December 31, 2020, after succeeding Susan N. Story as our principal executive officer upon her retirement effective April 1, 2020.
The following is a tabular list of the most important financial and non-financial
measures we use to link compensation “actually paid” (as defined by SEC rule and set forth above) to our NEOs during 2023 to our performance. The Company-Selected Measure is denoted with an asterisk.

Tabular List of Performance Measures
Financial	Non-Financial
EPS*	ORIR
EPS CAGR	DART
Relative TSR	Drinking Water Program Compliance Customer Satisfaction
The following graphs present the relationship during 2023, 2022, 2021 and 2020 between (1) executive compensation “actually paid” (as defined by SEC rule and shown above) to (a) each person serving as CEO and (b) our other NEOs on an average basis, and each of (2) (a) our cumulative TSR for such years, (b) our GAAP net income for such years, and (c) the Company-Selected Measure for such years, and a comparison of the cumulative TSR for such years of us and our peer group.

AMERICAN WATER | 2024 PROXY STATEMENT	59

*	2021, 2022 and 2023 results reflect Adjusted EPS. See Appendix A for a reconciliation of Adjusted EPS.

Executive compensation “actually paid” (as defined by SEC rule) in the table and graphs above reflects the occurrence of CEO transitions in 2020 and 2022, each of which resulted in the promotion of an existing member of the Company’s executive leadership team. The net income relationship graph above for 2021 also includes the impact of the gain on sale of HOS of $491 million after-tax,
reflecting the Company’s 2021 contribution to the AWCF and the revaluation of state net operating losses.

CEO PAY RATIO

Pursuant to SEC rules, we are required to disclose in this proxy statement the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees (excluding the CEO). Our identification of our median employee and our CEO to median employee pay ratio were calculated in a manner we believe to be consistent with Item 402(u) of Regulation
S-K.
In this regard:

•	We identified the median employee in 2023 by examining the 2023
W-2
earnings for all individuals, excluding Ms. Hardwick, who were employed by us on December 31, 2023. We believe the use of
W-2
earnings represents an objective, easily understood and consistently applied measure of compensation paid across our entire employee base.
•	We included 6,507 employees located in the United States as of December 31, 2023, which includes full-time, part-time, seasonal and temporary employees. We did not have any employees located outside of the United States as of December 31, 2023.
•	We did not include leased employees or independent contractors.
•	We did not make any assumptions, adjustments (such as
cost-of-living
adjustments) or estimates with respect to
W-2
income other than annualizing the compensation of permanent employees that were employed as of December 31, 2023 but were employed for less than the full year.
After identifying the median employee, we calculated that employee’s annual total compensation using the same methodology we use for our NEOs in the 2023 Summary Compensation Table. The annual total compensation for fiscal year 2023 for Ms. Hardwick, determined as described above, and for the median employee was $7,720,825 and $96,531, respectively. The resulting ratio of Ms. Hardwick’s pay to the pay of our median employee for fiscal year 2023 is 80 to 1.
As contemplated by Item 402(u) of Regulation
S-K
and related interpretations, we relied on methods and assumptions that we determined to be reasonable and appropriate for this calculation. Other public companies may use different methods and assumptions. It may therefore be difficult, for this and other reasons, to compare our reported ratio to those reported by other companies.

60	AMERICAN WATER | 2024 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mses. Goss, Harris, Havanec, Johnson and Kampling served as members of the ED&CC during fiscal year 2023. With respect to interlocks and insider participation involving members of the ED&CC during fiscal year 2023:

•	None of these individuals was an officer or employee of us or any of our subsidiaries during fiscal year 2023 or any prior fiscal year.
•	None of these individuals had any relationship with us or any of our subsidiaries during 2023 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to related person.

•	None of our executive officers served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or the ED&CC during fiscal year 2023.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth the number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity compensation plans as of December 31, 2023.

	[a]	[b]		[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
Equity compensation plans approved by security holders	309,983(1)	$	—(2)	7,508,096(3)
Equity compensation plans not approved by security holders	—		—	—
Total	309,983(1)	$	—(2)	7,508,096(3)

(1)
Represents the number of shares of common stock subject to outstanding awards under the 2007 Omnibus Equity Compensation Plan, or the 2007 Omnibus Plan, and the 2017 Omnibus Plan, including RSU awards and the target number of shares issuable under PSU awards, as of December 31, 2023.

(2)	No options were outstanding as of December 31, 2023.

(3)
As of December 31, 2023, 6,051,433 shares were available for issuance under the 2017 Omnibus Plan and 1,456,663 shares were issuable under the current American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan, or the ESPP. During the purchase period beginning December 1, 2023, and ending February 29, 2024, 26,334 shares available for issuance through the ESPP were subject to purchase, which shares have not been deducted from this amount.

AMERICAN WATER | 2024 PROXY STATEMENT	61

AUDIT, FINANCE AND RISK COMMITTEE REPORT

The Audit, Finance and Risk Committee assists the Board in its oversight of the integrity of American Water’s financial statements, compliance with legal and regulatory requirements, oversight of risk management, review of the Company’s capital and financing plans and the performance of the internal audit function. Management is responsible for American Water’s internal controls, financial reporting process and compliance with legal and regulatory requirements. PricewaterhouseCoopers LLP, American Water’s independent registered public accounting firm, is responsible for performing an independent audit of American Water’s consolidated financial statements and for issuing a report on these financial statements and on the effectiveness of American Water’s internal control over financial reporting.

In this context, the Audit, Finance and Risk Committee hereby reports as follows:

1.	The Audit, Finance and Risk Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the fiscal year ended December 31, 2023.

2.	The Audit, Finance and Risk Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP our system of internal control over financial reporting.

3.

The Audit, Finance and Risk Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, “Communications with Audit Committees.”

4.

The Audit, Finance and Risk Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit, Finance and Risk Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based on the review and discussion referred to above, the Audit, Finance and Risk Committee recommended to the Board that the audited financial statements be included in American Water’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Respectfully submitted,

Jeffrey N. Edwards (Chair)

Martha Clark Goss

Patricia L. Kampling

Michael L. Marberry

62	AMERICAN WATER | 2024 PROXY STATEMENT

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit, Finance and Risk Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit, Finance and Risk Committee annually evaluates the independent registered public accounting firm’s qualifications, performance and independence and assesses whether to continue to retain the firm or select a different firm.

The Audit, Finance and Risk Committee has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for American Water during the fiscal year ending December 31, 2024. PricewaterhouseCoopers LLP has served as our auditor since 1948. The Audit, Finance and Risk Committee and the Board have recommended that the shareholders ratify this appointment.

The Audit, Finance and Risk Committee and its Chair are also involved in and approve the selection of the lead audit partner, who is limited to no more than five consecutive years in that role before the position must be rotated in accordance with SEC rules. A new audit partner began his five-year rotation in the first quarter of 2023.

The Audit, Finance and Risk Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP as the Company’s independent auditor is in the best interests of the Company and its shareholders. Although shareholder ratification is not required by our organizational documents, or applicable law, the Board believes that it is a sound corporate governance practice to seek shareholder ratification of the appointment of PricewaterhouseCoopers LLP.

If our shareholders fail to ratify this appointment, the Audit, Finance and Risk Committee may reconsider its selection; however, it is under no obligation to engage a different auditing firm. Even if the selection is ratified, the Audit, Finance and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit, Finance and Risk Committee believes that such a change would be in the best interests of the Company and our shareholders.

A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting virtually and may respond to appropriate questions from shareholders at the meeting or make a statement, if requested.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees paid to PricewaterhouseCoopers LLP for professional services rendered with respect to 2023 and 2022. All of the services described in the footnotes to the table below were approved in advance by the Audit, Finance and Risk Committee, in accordance with its policy on the pre-approval of services to be provided by our independent registered public accounting firm.

(In thousands)	Fiscal Year 2023	Fiscal Year 2022

Audit Fees (1)	$4,712.5	$3,744.5

Audit-Related Fees (2)	244.0	66.0

Tax Fees (3)	234.5	200.0

All Other Fees (4)	0.9	11.2

Total	$5,191.9	$4,021.7

(1)	Represents fees for professional services rendered in connection with the Company’s annual consolidated financial statements, interim financial statements included in our quarterly reports on Form

AMERICAN WATER | 2024 PROXY STATEMENT	63

10-Q, annual subsidiary audits and services in connection with comfort letters, consents and procedures related to documents filed with the SEC.

(2)	Represents fees for professional services rendered in connection with internal control review services.

(3)	Represents fees for professional services in connection with the review of the Company’s federal and state tax returns and tax advice related to tax compliance, tax planning and tax refund claims.

(4)	Represents fees for software licensing for disclosure checklists and accounting research tools.

PRE-APPROVAL OF SERVICES PROVIDED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit, Finance and Risk Committee is required to approve in advance all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. As permitted by the Company’s pre-approval policy, the Audit, Finance and Risk Committee has delegated to its Chair the authority to pre-approve audit and permitted non-audit services to be provided by its independent registered public accounting firm and associated fees of up to $250,000 in the aggregate. The Chair of the Audit, Finance and Risk Committee must report any pre-approval of services pursuant to this delegated authority to the full Audit, Finance and Risk Committee at its next regularly scheduled meeting following the pre-approval, which report then resets the authority limit to $250,000.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” the ratification of the appointment, by the Audit, Finance and Risk Committee, of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2024.

64	AMERICAN WATER | 2024 PROXY STATEMENT

CERTAIN BENEFICIAL OWNERSHIP MATTERS

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 18, 2024, regarding the beneficial ownership of common stock by:

•	each director;
•	each director nominee;
•	each NEO included in the 2023 Summary Compensation Table; and
•	all of the Company’s directors and executive officers as a group.

As of March 18, 2024, 194,821,800 shares of common stock were issued and outstanding. The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or rights held by that person that are currently exercisable or will become exercisable on or before May 17, 2024 (60 days after March 18, 2024), are deemed to be currently outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Unless otherwise noted below:

•	the address for each beneficial owner in the table below is c/o American Water Works Company, Inc., 1 Water Street, Camden, New Jersey 08102-1658; and
•	subject to applicable community property laws, to the Company’s knowledge, each person named in the tables below has sole voting and investment power over the shares shown as beneficially owned by that person.

Name	Total Shares of Common Stock Beneficially Owned (1)(2)	% of Shares Outstanding
Jeffrey N. Edwards	6,461	*
James H. Gallegos	3,869	*
Martha Clark Goss	33,921	*
John C. Griffith	2,381	*
M. Susan Hardwick	19,830	*
Kimberly J. Harris	4,077	*
Laurie P. Havanec	418	*
Julia L. Johnson (3)	22,483	*
Patricia L. Kampling	4,077	*
Melanie M. Kennedy	13,736	*
Karl F. Kurz	14,930	*
Michael L. Marberry	6,444	*
Cheryl Norton	15,732	*
All current directors and executive officers as a group (13 persons)	148,359	*

*	Less than 1% (or, with respect to a NEO, less than 0.1%)

(1)	Except as may otherwise be indicated, the amounts in the table above do not include the following interests in our common stock, which interests do not confer voting or investment power:

•	shares of common stock underlying RSU, PSU and stock unit awards, granted under the 2017 Omnibus Plan, which have not vested as of March 18, 2024, and will not vest on or before May 17, 2024; and
•

shares of common stock underlying RSU, PSU and stock unit awards granted under the 2007 Omnibus Plan or the 2017 Omnibus Plan, which have vested as of March 18, 2024, or will vest on or before May 17, 2024, but the settlement of the award and the receipt of common stock thereby has been deferred to a date that is later than May 17, 2024.

AMERICAN WATER | 2024 PROXY STATEMENT	65

(2)	For each of our current NEOs and our directors, the amounts in this column do not include the following interests in our common stock, which interests do not confer voting or investment power:

Name	Number of Unvested RSUs/Stock Units*	Number of Unvested PSUs	Total
Jeffrey N. Edwards	1,035	—	1,035
James H. Gallegos	6,483	15,159	21,642
Martha Clark Goss	2,411	—	2,411
John C. Griffith	8,677	32,867	41,544
M. Susan Hardwick	21,218	72,530	93,748
Kimberly J. Harris	1,035	—	1,035
Laurie P. Havanec	1,035	—	1,035
Julia L. Johnson	5,653	—	5,653
Patricia L. Kampling	1,035	—	1,035
Melanie M. Kennedy	2,504	8,715	11,219
Karl F. Kurz	1,670	—	1,670
Michael L. Marberry	1,035	—	1,035
Cheryl Norton	5,987	20,159	26,146

Total	59,778	149,430	209,208

*

Unvested RSUs and stock units represent shares underlying RSU or stock unit awards, which shares (i) have not vested, (ii) have vested but have not been delivered, or (iii) have been deferred, in each case in accordance with footnote (1) above.

(3)	Includes 2,025 shares of vested common stock underlying a stock unit award held by Ms. Johnson, as to which the receipt is deferred until May 10, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below indicates the persons or entities known to us to be the beneficial holders of more than five percent of our common stock, as of December 31, 2023, with percentages determined as of March 18, 2024.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Outstanding
The Vanguard Group (1) 100 Vanguard Boulevard
Malvern, PA 19355	24,022,075	12.3%
BlackRock, Inc. (2) 50 Hudson Yards
New York, NY 10001	18,438,252	9.5%
State Street Corporation (3)
State Street Financial Center 1
Congress Street, Suite 1
Boston, MA 02114-2016	11,038,713	5.7%

(1)

The Vanguard Group (“Vanguard”), an investment management company, is the beneficial owner of the 24,022,075 shares of common stock listed in the table. Vanguard holds sole power to dispose of or to direct the disposition of 23,104,796 shares, shared power to vote or direct to vote 340,773 shares, and shared

66	AMERICAN WATER | 2024 PROXY STATEMENT

power to dispose or to direct the disposition of 917,279 shares. This disclosure is derived solely from information contained in a Schedule 13G/A, filed by Vanguard with the SEC on February 13, 2024. The information is as of December 31, 2023, and the number of shares beneficially owned by Vanguard may have changed subsequently.

(2)

BlackRock, Inc. (“BlackRock”) is the beneficial owner of the 18,438,252 shares of common stock listed in the table. BlackRock is a holding company of subsidiaries that hold the shares, including: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd, none of which beneficially owns five percent or more of the common stock. BlackRock holds sole voting power with respect to 16,788,988 shares and sole dispositive power with respect to all of the shares listed in the table. This disclosure is derived solely from information contained in a Schedule 13G/A filed by BlackRock with the SEC on January 24, 2024. The information is as of December 31, 2023, and the number of shares beneficially owned by BlackRock may have changed subsequently.

(3)

State Street Corporation (“State Street”), an investment advisor, is the beneficial owner of the 11,038,713 shares of common stock listed in the table. State Street is a holding company of direct or indirect subsidiaries that hold the shares, including: SSgA Funds Management, Inc.; State Street Global Advisors Europe Limited; State Street Global Advisors Limited; State Street Global Advisors Trust Company; State Street Global Advisors, Australia, Limited; State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Limited; State Street Global Advisors, Ltd.; and State Street Global Advisors Singapore Limited. State Street holds shared power to vote or direct to vote 6,896,000 shares, and shared power to dispose or to direct the disposition of 11,013,329 shares. This disclosure is derived solely from information contained in a Schedule 13G/A, filed by State Street with the SEC on January 30, 2024. The information is as of December 31, 2023, and the number of shares beneficially owned by State Street may have changed subsequently.

AMERICAN WATER | 2024 PROXY STATEMENT	67

COMMUNICATIONS, SHAREHOLDER PROPOSALS AND COMPANY INFORMATION

SHAREHOLDER COMMUNICATIONS TO THE BOARD

Shareholders and other interested parties may communicate directly with the Board or individual members of the Board, including those wishing to express concerns relating to accounting, internal controls, audit matters, fraud or unethical behavior, by submitting written correspondence to the Company or via email: contacttheboard@amwater.com. The Company’s Secretary reviews and provides summaries and/or copies of the communications to the Board and relevant committees. All communications are treated confidentially. Such communications related to purely contractual, utility or customer relations matters are typically forwarded to appropriate members of management, rather than to the Board.

Our “whistleblower” policy prohibits American Water and any of its employees from retaliating or taking any adverse action against anyone for raising a concern in good faith. If an interested party nonetheless prefers to raise their concern to the Board in a confidential or anonymous manner, the concern may be directed to our confidential ethics hotline at (877) 207-4888 or via the Internet at www.amwater.ethicspoint.com. Such matters raised on the hotline are investigated by the Compliance and Ethics Department.

SHAREHOLDER PROPOSALS, PROXY ACCESS DEADLINES AND DIRECTOR NOMINATIONS

Shareholder Proposals

Except as provided below under “—Proxy Access Deadlines,” any shareholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with the 2025 annual meeting of shareholders must submit the proposal so that it is received by our Secretary at our principal executive offices on or before November 26, 2024, and must comply in all other respects with applicable SEC rules. If the date of the 2025 annual meeting is changed by more than 30 days from the date of the 2024 annual meeting, then the deadline for receipt of the proposal would be a reasonable time before we begin to print and send our proxy materials. Shareholder proposals must be delivered to our Secretary as described under “—Contacting Us or Our Transfer Agent” on page 70 of this proxy statement.

Any shareholder who wishes to propose any business to be considered by the shareholders at the 2025 annual meeting (other than a proposal for inclusion in the proxy statement pursuant to SEC Rule 14a-8), or to nominate a person for election to the Board at that meeting (including via universal proxy or a solicitation relying on Rule 14a-19 under the Exchange Act), must provide timely and proper notice to American Water in writing, including the specified information described in our Amended and Restated Bylaws concerning the proposed business or nominee and information required by Rule 14a-19.

The requirements for such notice are set forth in our Amended and Restated Bylaws, a copy of which can be obtained from the Company upon request. The notice must be received at American Water’s principal executive offices no earlier than January 15, 2025, and no later than February 14, 2025. However, if the date of the 2025 annual meeting is more than 30 days before or 60 days after May 15, 2025, other than as a result of any adjournment or postponement thereof, notice must be received not later than 90 days prior to the date of the 2025 annual meeting, or, if later, by the 10th day following the Company’s first public announcement of the date of the 2025 annual meeting. The shareholder must otherwise comply with all applicable procedural and substantive requirements set forth in our Amended and Restated Bylaws.

Proxy Access Deadlines

Our Amended and Restated Bylaws permit an eligible shareholder or group of shareholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of shareholders. See “Board of Directors and Corporate Governance—Proxy Access” on page 14 of this proxy statement.

68	AMERICAN WATER | 2024 PROXY STATEMENT

As a condition to the use of the proxy access bylaw, the eligible shareholder or eligible group of shareholders and each director nominee must satisfy all of the procedural and substantive requirements specified in the Amended and Restated Bylaws, including providing advance notice to us and filing certain information with the SEC. With respect to the 2025 annual meeting, the notice must be provided no earlier than October 27, 2024, and no later than November 26, 2024.

Director Nominations

The Nominating Committee will consider qualified director candidate recommendations by shareholders. The recommendation must include the following information:

•	the name, age, business address and residence address of the candidate;
•	a resume describing the candidate’s qualifications;
•	other information about the candidate that would be required to be included in a proxy statement under the rules of the SEC;
•	a description of all arrangements or understandings relating to the nomination between or among the shareholder, the candidate and any other person or persons;
•	the signed consent of the candidate to serve as a director if elected;
•	the name and address of the shareholder who is submitting the recommendation;
•	evidence of the number of shares of American Water’s common stock that the recommending shareholder owns and the length of time the shares have been owned; and
•	certain other information required by our Amended and Restated Bylaws.

The Nominating Committee may seek additional information regarding the candidate. The Nominating Committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

DELIVERING PROXY MATERIALS THROUGH ELECTRONIC MEANS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to Be Held on May 15, 2024

The Notice of 2024 Annual Meeting of Shareholders, 2024 Proxy Statement and

2023 Annual Report are available at www.proxyvote.com.

Under the “Notice and Access” rules approved by the SEC, we are permitted to deliver this proxy statement and our 2023 Annual Report by providing access to the documents on the Internet instead of mailing printed copies. In prior years, subject to an individual shareholder’s election to the contrary, we generally provided printed “full set” proxy materials to certain shareholders, while other shareholders instead received a “Notice of Availability” card. This year, subject to a shareholder’s contrary election, each shareholder will receive a Notice of Availability card in lieu of “full set” materials. Although the Notice of Availability identifies the items to be voted on at the meeting and how to vote, a shareholder cannot vote shares merely by marking the Notice of Availability and returning it. However, if a shareholder has previously requested a paper copy of our proxy materials (and the request has not been revoked) or if delivery of printed proxy materials is required by law, the shareholder will receive a printed copy of the proxy materials instead of the Notice of Availability.

Beginning on the date of mailing of the Notice of Availability, shareholders will be able to access all of the proxy materials on a website referred to in the Notice of Availability. If you received a Notice of Availability and would like to receive free of charge a paper or electronic copy of our proxy materials, you may elect to do so by following the instructions in the Notice of Availability for requesting such materials.

To the extent we are not required by law to mail our proxy materials to you in paper form, you can eliminate all such future paper mailings, including mailing of the Notice of Availability, by electing to receive an e-mail that will provide Internet links to these documents and the online proxy voting website. Opting to receive all future proxy materials

AMERICAN WATER | 2024 PROXY STATEMENT	69

electronically will save us the cost of producing and mailing documents to you and will help us conserve natural resources. Requests for electronic delivery may be made at https://enroll.icsdelivery.com/awk.

HOUSEHOLDING OF PROXY MATERIALS

To reduce the expense of delivering duplicate sets of proxy materials to multiple shareholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” This procedure saves printing costs and postage fees, and conserves natural resources.

Under the householding procedure, certain shareholders of record who have the same address and last name will receive only one copy of the Notice of Availability and/or set of proxy materials, unless one or more of the shareholders at that address has previously elected to receive separate copies.

Under the SEC’s householding rules, intermediaries also may deliver a single copy of the proxy materials or Notice of Availability to two or more shareholders that share the same address. If you and other residents at your mailing address own shares of common stock in street name through a broker or bank, you may have received a notice that your household will be sent only one copy of the proxy materials or the Notice of Availability. If you did not provide your broker or bank with notice that you object to this householding, you may have been deemed to have consented to the householding of information. However, upon written or oral request, we will promptly deliver a separate copy of the annual report and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered.

To change your householding status with respect to your shares of common stock:

•	if you are the registered holder of your shares, please contact Equiniti Trust Company, LLC, our transfer agent, as noted below in “—Contacting Us or Our Transfer Agent” or
•	if you hold your shares in street name, please contact Broadridge Financial Solutions:
▪	by telephone, toll-free, at (866) 540-7095 or
▪	in writing, at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

If you are a shareholder currently sharing an address with another of our shareholders and wish to have your future proxy materials householded, or your materials are currently householded and you would prefer to receive separate materials in the future, please make a request to change your householding status, as indicated above. We encourage shareholders to have all the shares they hold of record registered in the same name and under the same address.

CONTACTING US OR OUR TRANSFER AGENT

How to Contact Us:	How to Contact our Transfer Agent:
American Water Works Company, Inc. 1 Water Street Camden, New Jersey 08102-1658 Attention: Secretary contacttheboard@amwater.com	Equiniti Trust Company, LLC 55 Challenger Road, Second Floor Ridgefield, New Jersey 07660 (888) 556-0423 (toll-free) equiniti.com/us/ast-access/individuals

WHERE TO FIND MORE INFORMATION

Pursuant to the rules of the SEC, our 2023 Annual Report must accompany this proxy statement. You may view our 2023 Annual Report on the Internet by visiting the Investor Relations page on our website at ir.amwater.com. We utilize our website as a recognized channel of distribution to provide important information regarding us and our subsidiaries to investors, including information with respect to the meeting and information that we may wish to disclose publicly for purposes of complying with the federal securities laws. However, information contained on our website is not a part of this proxy statement. Any website references contained in this proxy statement are intended to be made only through inactive hyperlinks.

70	AMERICAN WATER | 2024 PROXY STATEMENT

Portions of the 2023 Form 10-K have been utilized to prepare the 2023 Annual Report. Upon written request:

•	we will furnish a copy of the 2023 Form 10-K (without exhibits), including the financial statements and the financial statement schedules contained in such report; and
•	we will furnish a copy of any exhibit to the 2023 Form 10-K upon the payment of a fee equal to our reasonable expenses incurred in furnishing such exhibit.

See “—Contacting Us or Our Transfer Agent” above for information on how to contact us to request this information. The written request must include a good faith representation that, as of March 18, 2024, the person making the request was a record or beneficial owner of common stock entitled to vote at the meeting.

OTHER MATTERS

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

As of the date of this proxy statement, we do not know of any matters to be acted upon at the annual meeting other than those discussed in this proxy statement. If any other items or matters are properly presented before the annual meeting, the proxy holders will vote on such matters in their discretion. A proxy granted by a shareholder will give discretionary authority to the proxy holders to vote on any matters introduced pursuant to these procedures, subject to applicable SEC rules.

SOLICITATION OF PROXIES

We will bear the costs of solicitation of proxies, including the reimbursement of banks and brokers for certain costs incurred in forwarding proxy materials to beneficial owners. We have retained D.F. King & Co. in connection with this solicitation, at an anticipated cost to us of approximately $15,000, plus expenses. In addition to the use of the mails, our officers, directors and employees may solicit proxies personally, by telephone, facsimile or other electronic communication, or via the Internet. These individuals will not receive any additional compensation for these activities.

STATUS OF INFORMATION INCLUDED IN THIS PROXY STATEMENT

Our 2023 Form 10-K includes our consolidated balance sheets for each of the years ended December 31, 2023, and 2022, and our consolidated statements of operations, comprehensive income, cash flows and changes in shareholders’ equity for each of the years ended December 31, 2023, 2022 and 2021. In accordance with the rules of the SEC, the 2023 Annual Report, which includes a portion of the information included in the 2023 Form 10-K, accompanies this proxy statement. However, neither the 2023 Annual Report nor the 2023 Form 10-K forms any part of this proxy statement or the material being used for the solicitation of proxies at the meeting.

We are permitted under the Securities Act and the Exchange Act to “incorporate by reference” information in whole or in part from certain future filings, including this proxy statement. Information that is “incorporated by reference” into a filing means that it is deemed to be a part of that filing even though the information does not actually appear within it.

However, the following information that is part of or accompanies this proxy statement shall not be deemed to be incorporated by reference into any of our filings under either the Securities Act or the Exchange Act, unless we have otherwise specifically provided for it in such filing:

•	the Compensation Committee Report;
•	the Audit, Finance and Risk Committee Report;
•	the information contained in “Executive Compensation—Pay Versus Performance”;
•	the 2023 Annual Report that accompanies this proxy statement; and
•	the performance graph contained in “Compensation Discussion and Analysis—Executive Summary—Return to Shareholders”

As a result, the foregoing information will not be deemed to be “soliciting material” subject to Regulation 14A under the Exchange Act or “filed” with the SEC under Section 18 of the Exchange Act.

AMERICAN WATER | 2024 PROXY STATEMENT	71

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “likely,” “uncertain,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “should,” “will” and “could” or the negative of such terms or other variations or similar expressions.

Forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results, levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties and other risk factors set forth in the

2023 Form 10-K and the Company’s other filings made under the Securities Act and the Exchange Act, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements.

Any forward-looking statements the Company makes herein shall speak only as of the date of this proxy statement. Except as required by the federal securities laws, the Company does not have any obligation, and it specifically disclaims any undertaking or intention, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

72	AMERICAN WATER | 2024 PROXY STATEMENT

APPENDIX A

NON-GAAP FINANCIAL INFORMATION

A.

Reconciliation of net income attributable to common shareholders, diluted earnings per share (GAAP), to adjusted diluted earnings per share (a non-GAAP, unaudited measure) for purposes of 2023 APP awards:

	Year Ended December 31,
	2023	2022	2021
Diluted earnings per share (GAAP):
Net income attributable to common shareholders	$4.90	$4.51	$6.95
Adjustments:
Gain on sale of HOS and the Company’s New York subsidiary ($0.04 per share) in excess of $0.02 per share, excluded in accordance with existing ED&CC guidelines	—	(0.02)	—
Gain on sale of HOS ($2.89 per share) in excess of $0.02 per share, excluded in accordance with existing ED&CC guidelines	—	—	(2.87)
Contribution to the American Water Charitable Foundation	—	—	0.19
Adjustment related to a regulatory outcome for the Company’s California subsidiary in excess of $0.02 per share, excluded in accordance with existing ED&CC guidelines	(0.01)	0.01	—

Total adjustments	(0.01)	(0.01)	$(2.68)

Adjusted diluted earnings per share (non-GAAP) for purposes of 2023, 2022 and 2021 APP awards	$4.89	$4.50	$4.27

B.	Calculation of compounded EPS growth rate for 2021-2023 PSU awards:

2020 Starting EPS, as modified (1) (as calculated below)	$ 3.51
2023 Ending EPS	$ 4.66
3-year EPS CAGR	9.91%
Calculation of 2023 Ending EPS:
Diluted earnings per share (GAAP):
2023 Net income per share attributable to common shareholders	$ 4.90
Adjustments:
Interest income from HOS secured seller note	(0.23)
Adjustment related to a regulatory outcome for the Company’s California subsidiary ($(0.03) per share) in excess of $(0.02) per share, excluded in accordance with existing ED&CC guidelines	(0.01)

Total adjustments	(0.24)

Adjusted diluted earnings per share (non-GAAP) for purposes of 2021-2023 PSU awards	$ 4.66

(1)

Starting EPS, as modified, excludes $0.40, which is equivalent to the contribution of the HOS business to the Company’s EPS in 2020, pursuant to the amendment and adjustment of the outstanding 2021 PSU awards approved by the ED&CC in January 2022. See “Executive Compensation—2023 Summary Compensation Table—Modification of 2021 PSU Awards During 2022.”

AMERICAN WATER | 2024 PROXY STATEMENT	A-1

amwater.com ▪ ir.amwater.com

1 Water Street
Camden, NJ 08102-1658

"American Water" and the star logo are the registered trademarks of American Water Works Company, Inc. All rights reserved.

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  AMERICAN WATER WORKS COMPANY, INC.

  1 WATER STREET

  CAMDEN, NJ 08102-1658

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AWK2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40767-P02613     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN WATER WORKS COMPANY, INC.

The Board of Directors recommends that you vote FOR the nominees listed below:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Jeffrey N. Edwards	☐	☐	☐

	1b.	Martha Clark Goss	☐	☐	☐

	1c.	M. Susan Hardwick	☐	☐	☐

	1d.	Kimberly J. Harris	☐	☐	☐

	1e.	Laurie P. Havanec	☐	☐	☐

	1f.	Julia L. Johnson	☐	☐	☐

	1g.	Patricia L. Kampling	☐	☐	☐

	1h.	Karl F. Kurz	☐	☐	☐

	1i.	Michael L. Marberry	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐

3.	Ratification of the appointment, by the Audit, Finance and Risk Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASESIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2024 Proxy Statement, 2023 Annual Report and form of Proxy Card are available at www.proxyvote.com.

To promote shareholder safety and security, and to permit broader shareholder access, American Water will hold its 2024 Annual Meeting virtually, rather than at a physical location. You will not be able to attend the Annual Meeting in person.

To be admitted to the Annual Meeting, please access the virtual meeting platform on the Internet at www.virtualshareholdermeeting.com/AWK2024. Shareholders or their legal proxies must log on to the platform by entering the 16-digit control number included on the Proxy Card or Notice of Availability. Online access to the Annual Meeting will open approximately 15 minutes prior to the start of the virtual meeting.

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V40768-P02613

AMERICAN WATER WORKS COMPANY, INC.

Annual Meeting of Shareholders

May 15, 2024 10:00 A.M., Eastern Time

This proxy is solicited by the Board of Directors

The undersigned shareholder of AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation (the “Company”), hereby appoints Karl F. Kurz and M. Susan Hardwick, and each of them individually, attorneys and proxies for the undersigned, each with the power to appoint his or her substitute, to act with respect to and to vote, all of the shares of Common Stock which the undersigned is entitled to vote, with the powers the undersigned would possess if virtually present at the Company’s 2024 Annual Meeting of Shareholders, to be held at 10:00 A.M., Eastern Time, on May 15, 2024 via the virtual meeting website on the Internet at www.virtualshareholdermeeting.com/
AWK2024, and any adjournment or postponement thereof (the “Annual Meeting”), as directed on the reverse side, and with discretionary authority on all other matters properly presented at the Annual Meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) “FOR” the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side, and (c) in the discretion of the proxies upon such other matters that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

The undersigned shareholder hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of the Annual Meeting and the Company’s Proxy Statement dated March 26, 2024.

Unless voting electronically or by phone, please mark, sign and date this on the reverse side.